SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule 14a-12
[_]  Confidential, For Use of the
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

FULTON FINANCIAL CORPORATION
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MAY 7, 2007

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the regular Annual Meeting of the shareholders of FULTON FINANCIAL CORPORATION will be held on Monday, May 7, 2007, at 12:00 noon, at the Hershey Lodge and Convention Center, West Chocolate Avenue and University Drive, Hershey, Pennsylvania, for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. To elect three directors for the terms specified.

2.

EMPLOYEE STOCK PURCHASE PLAN. To approve a proposal adopted by the Board of Directors to amend the Employee Stock Purchase Plan for the purpose of increasing by 1,500,000 shares the number of shares of common stock for which options may be granted under the Employee Stock Purchase Plan.

3.	OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournments thereof.

     Only those shareholders of record at the close of business on March 19, 2007, shall be entitled to be given notice of, and to vote at, the meeting.

     It is requested that you promptly execute the enclosed Proxy and return it in the enclosed postpaid envelope. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. You are cordially invited to attend the meeting, but you must RSVP that you will attend. Please see the proxy card for more information. Your Proxy is revocable and may be withdrawn at any time before it is voted at the meeting.

     A copy of the Annual Report on Form 10-K of Fulton Financial Corporation is also enclosed.

Sincerely,

George R. Barr, Jr.
Secretary
Enclosures
April 2, 2007

PROXY STATEMENT

Dated and To Be Mailed on or about: April 2, 2007

P.O. Box 4887, One Penn Square
Lancaster, Pennsylvania 17604
(717) 291-2411

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2007

INFORMATION CONCERNING DIRECTORS	33
Meetings and Committees of the Board of Directors	33
Compensation Committee Interlocks and Insider Participation	33
Other Board Committees	33
Executive Sessions	34
Annual Meeting Attendance	34
Related Person Transactions with Directors and Executive Officers	34
Section 16(a) Beneficial Ownership Reporting Compliance	36

AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN	36
General Information	36
Summary of the Plan	37
Vote Required	38
Recommendation of the Board of Directors	38

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS	39

ADDITIONAL INFORMATION	40

OTHER MATTERS	40

EXHIBITS	41
Exhibit A – Amended and Restated Fulton Financial Corporation Employee Stock Purchase Plan	41
Exhibit B – Report of Audit Committee	47

GENERAL

Introduction

     Fulton Financial Corporation, a Pennsylvania business corporation and registered financial holding company, was organized pursuant to a plan of reorganization adopted by Fulton Bank and implemented on June 30, 1982. On that date, Fulton Bank became a wholly owned subsidiary of Fulton Financial Corporation and the shareholders of Fulton Bank became shareholders of Fulton Financial Corporation. Since that time, Fulton Financial Corporation has acquired other banks and currently owns the following subsidiary banks: Delaware National Bank, FNB Bank, N.A., Fulton Bank, Hagerstown Trust Company, Lafayette Ambassador Bank, Lebanon Valley Farmers Bank, The Peoples Bank of Elkton, Resource Bank, Skylands Community Bank, Somerset Valley Bank, Swineford National Bank, The Bank, and The Columbia Bank.

     In addition, Fulton Financial Corporation has several direct, non-banking subsidiaries including: Fulton Financial Advisors, National Association (which offers fiduciary and investment services), Fulton Insurance Services Group, Inc. (which operates an insurance agency selling life insurance and related insurance products), Fulton Financial Realty Company (which owns or leases certain properties on which certain branch and operational facilities are located), Fulton Reinsurance Company, Ltd. (which reinsures credit life, health and accident insurance that is directly related to extensions of credit by subsidiary banks of Fulton Financial Corporation), Central Pennsylvania Financial Corp. (which owns, directly or indirectly, certain limited partnership interests, principally in low-moderate income and elderly housing projects), and FFC Management, Inc. (which holds certain investment securities and corporate owned life insurance policies).

RSVP, Date, Time and Place of Meeting

     The regular annual meeting of the shareholders of Fulton Financial Corporation (“Annual Meeting”) will be held on Monday, May 7, 2007, at 12:00 noon, at the Hershey Lodge and Convention Center, West Chocolate Avenue and University Drive, Hershey, Pennsylvania. You are cordially invited to attend the Annual Meeting, but you must RSVP that you will attend on your proxy card.

     The meeting to which this Proxy Statement relates will be the twenty-fifth Annual Meeting of the shareholders of Fulton Financial Corporation. Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives and guests of Fulton Financial Corporation.

Shareholders Entitled to Vote

     Only those shareholders of record at the close of business on March 19, 2007 (the “Record Date”) shall be entitled to receive notice of, and to vote at, the meeting.

Purpose of Meeting

     The shareholders will be asked to consider and vote upon the following matters at the meeting: (i) to elect three directors for the terms specified herein; (ii) to approve a proposal by the Board of Directors to amend the Employee Stock Purchase Plan for the purpose of increasing by 1,500,000 shares the number of shares of common stock for which options may be granted under the Employee Stock Purchase Plan; and (iii) to consider and vote upon such other business as may be properly brought before the meeting and any adjournments thereof.

Solicitation of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Fulton Financial Corporation for use at the Annual Meeting of shareholders to be held at 12:00 noon on Monday, May 7, 2007, and any adjournments thereof.

Revocability and Voting of Proxies

     The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder may revoke any proxy given pursuant to this solicitation by delivering written notice of revocation to George R. Barr, Jr., Secretary of Fulton Financial Corporation, at any time before the proxy is voted at the Annual Meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the three nominees identified in this Proxy Statement and FOR the amendment of the Employee Stock Purchase Plan. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton Financial Corporation.

     Shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan and for the account of employees who participate in the Employee Stock Purchase Plan will be voted in accordance with the instructions of each shareholder as set forth in his or her proxy. If a shareholder who participates in these plans does not return a proxy, the shares held for the shareholder’s account will not be voted.

     Shares held for the account of employees of Fulton Financial Corporation and its subsidiaries who participate in the Fulton Financial Stock Fund of the Fulton Financial Corporation Profit Sharing Plan and Affiliate 401(k) Savings Plan will be voted by Fulton Financial Advisors, National Association (the “Plan Trustee”) in accordance with the instructions of each participant as set forth in the separate voting instruction card sent to the participant with respect to such shares. To allow sufficient time for the Plan Trustee to vote, participants’ voting instructions must be received by April 27, 2007. Shares held under the Fulton Financial Stock Fund with respect to which no voting instructions are received by April 27, 2007, will be voted by the Plan Trustee FOR the election of the three nominees identified in the Proxy Statement and FOR the amendment of the Employee Stock Purchase Plan.

Voting of Shares and Principal Holders Thereof

     At the close of business on March 19, 2007, which is the Record Date for determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof, Fulton Financial Corporation had 173,017,944 shares of common stock outstanding and entitled to vote. There is no other class of stock outstanding. As of the Record Date, 3,426,088 shares of Fulton Financial Corporation common stock were held by Fulton Financial Advisors, National Association, a subsidiary of Fulton Financial Corporation, as sole fiduciary. The shares held by Fulton Financial Advisors, National Association as sole fiduciary represent, in the aggregate, approximately 1.98 percent of the total shares outstanding and will be voted FOR the election of the three nominees identified in this Proxy Statement and FOR the amendment of the Employee Stock Purchase Plan.

     A majority of the outstanding common stock present in person or by proxy constitutes a quorum for the conduct of business. The judge of election will treat shares of Fulton Financial Corporation common stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the judge of election will treat shares of common stock represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the National Association of Securities Dealers, Inc. or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy or otherwise notified Fulton Financial Corporation that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum.

     Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of shares is required by law or under Fulton Financial Corporation’s Articles of Incorporation or Bylaws.

     In the case of the election of directors, the three candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. Abstentions and broker non-votes will be counted as shares that are present at the meeting, but will not be counted as votes cast on the election of directors. Abstentions and broker non-votes will have no effect on the director election since only votes cast will be counted. A majority of the votes cast is necessary to approve the amendment of the Employee Stock Purchase Plan. Abstentions and broker non-votes will be counted as shares that are present at the meeting, but will not be counted as votes cast on the proposal to amend the Employee Stock Purchase Plan. Therefore, abstentions and broker non-votes will have no effect on the amendment of the Employee Stock Purchase Plan.

     To the knowledge of Fulton Financial Corporation, no person or entity owned of record or beneficially on the Record Date more than five percent of the outstanding common stock of Fulton Financial Corporation.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote FOR the election of the three nominees identified in this Proxy Statement and FOR the proposal to amend the Employee Stock Purchase Plan.

Shareholder Proposals

     Shareholder proposals intended to be presented at the 2008 Annual Meeting must be received at the executive offices of Fulton Financial Corporation at One Penn Square, Lancaster, Pennsylvania not later than December 4, 2007, in order to be included in the proxy statement and proxy form to be prepared by Fulton Financial Corporation in connection with the 2008 Annual Meeting. A shareholder may not submit more than one proposal, and the proposal, including any accompanying supporting statement, may not exceed 500 words.

     In order to be eligible to submit a proposal, a shareholder must have continuously held at least $2,000 in market value of Fulton Financial Corporation common stock for at least one year before the date the proposal is submitted. The shareholder must continue to hold that stock through the date of the 2008 Annual Meeting.

     Any shareholder submitting a shareholder proposal to Fulton Financial Corporation must also provide Fulton Financial Corporation with a written statement verifying ownership of stock and confirming the shareholder’s intention to continue to hold the stock through the date of the 2008 Annual Meeting. The shareholder, or a qualified representative, must attend the 2008 Annual Meeting to present the proposal.

Contacting the Board of Directors

     Any shareholder of Fulton Financial Corporation who desires to contact the Board of Directors may do so by writing to: Board of Directors, Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. These written communications will be provided to the Chair of the Executive Committee of the Board of Directors who will determine further distribution based on the nature of the information in the communication. For example, communications concerning accounting, internal accounting controls or auditing matters will be shared with the Chair of the Audit Committee of the Board of Directors.

Code of Conduct

     Fulton Financial Corporation has had a Code of Conduct ("Code") for two decades that governs the conduct of its directors, officers and employees. The Code was revised in 2004 to comply with the requirements of the Sarbanes-Oxley Act of 2002 and NASDAQ listing standards, and Fulton Financial Corporation provides the Code to each director, officer and employee. In 2006, Fulton Financial Corporation updated the Code to include a new process for filing anonymous complaints and to make other minor changes. A copy of the Code can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The Code is also posted and available on Fulton Financial Corporation’s website at www.fult.com.

SELECTION OF DIRECTORS

General Information

     The Bylaws of Fulton Financial Corporation provide that the Board of Directors shall consist of not less than two nor more than thirty-five persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board of Directors. The Bylaws do not require exact equality in the number of directors in each class. The Bylaws further provide that the directors of each class shall be elected for a term of three years, so that the term of office of one class of directors shall expire at the Annual Meeting each year. The Bylaws provide that the Board of Directors shall determine the number of directors in each class of directors.

     A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the next Annual Meeting of the shareholders and until a successor is elected and shall have qualified. There is a mandatory retirement provision in the Bylaws, which states that the office of a director shall be considered vacant at the Annual Meeting of shareholders next following the director attaining the age of 70 years.

Procedure for Shareholder Nominations

     Section 3 of Article II of the Bylaws of Fulton Financial Corporation requires that nominations, other than those made by the Nominating Committee of the Board of Directors, shall be made in writing and shall be delivered or mailed to the Chief Executive Officer not less than the earlier of (a) one hundred twenty (120) days prior to any meeting of shareholders called for the election of directors or (b) the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any successor provision thereto). The notice to the Chief Executive Officer of a nomination, other than one made by the Nominating Committee, shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of Fulton Financial Corporation that are beneficially owned by each such nominee and (iv) a statement of qualifications of the recommended nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Fulton Financial Corporation if elected by the shareholders. The chairman of the meeting shall determine whether nominations have been made in accordance with the requirements of this Section and, if the chairman determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded.

Director Qualifications

     In considering any individual nominated for board membership, Fulton Financial Corporation considers a variety of factors, including whether the candidate is recommended by executive management; the individual’s professional and personal qualifications, including business experience, education and community and charitable activities; and the individual’s familiarity with the communities in which Fulton Financial Corporation is located or is seeking to locate. In 2004, the Board of Directors formed the Nominating Committee of the Board, whose members are independent and are responsible for recommending director nominees to the Board of Directors. The charter for the Nominating Committee is posted and available on Fulton Financial Corporation’s website at www.fult.com.

     ELECTION OF DIRECTORS

General Information

     The Board of Directors has fixed the number of directors at fourteen as of May 7, 2007. There are eleven continuing directors whose terms of office will expire at either the 2008 Annual Meeting or the 2009 Annual Meeting. The Board of Directors has nominated the following persons for election to the Board of Directors for the term specified below:

For a Term of Three Years - Class of 2010

Donald M. Bowman, Jr.
George W. Hodges
John O. Shirk

     Each of the above nominees is presently a director of Fulton Financial Corporation. Following the recommendation of the Nominating Committee, the Board of Directors approved their nomination at a meeting of the Board of Directors. The Board of Directors recommends that the shareholders vote FOR the election of the three nominees listed above.

     In the event that any of the foregoing nominees is unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the Board of Directors of Fulton Financial Corporation may recommend. However, the Board of Directors has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director if elected.

Vote Required

     The three candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. Abstentions and broker non-votes will be counted as shares that are present at the Annual Meeting, but will not be counted as votes cast on the election of directors.

Recommendation of The Board of Directors

     The Board of Director’s recommends that the shareholders vote FOR the election of the three nominees identified in this Proxy Statement.

Information about Nominees, Continuing Directors and Independence Standards

     Information concerning the three persons nominated by the Board for election to the Board of Directors of Fulton Financial Corporation at the 2007 Annual Meeting and concerning the other continuing directors is set forth below, including whether they were determined by the Board of Directors to be independent for purposes of the NASDAQ listing standards.

     Fulton Financial Corporation is a NASDAQ listed company and follows the NASDAQ listing standards for Board and committee independence. At its January 2007 meeting, the Board of Directors determined that ten of the Corporation’s fourteen continuing directors were independent as defined in the applicable NASDAQ listing standards and pursuant to the definition contained in NASDAQ Stock Market Rule 4200(a)(15), including that each director is free of any relationships that would interfere with his or her individual exercise of independent judgment. In addition, members of the Audit Committee of the Board of Directors meet the more stringent requirements under the NASDAQ listing standards. The Board of Directors considered the relationships and other arrangements, if any, with each director when director independence was reviewed, including Fulton Financial Corporation’s relationships with the law firms with which Directors Shirk and Dally are affiliated. The other types of relationships and transactions that were reviewed are more fully described in “Related Person Transactions with Directors and Executive Officers” on page 34.

NOMINEES

CLASS OF 2010
(Three-Year Term)

DONALD M. BOWMAN, JR. (Independent Director), age 68. Director of Hagerstown Trust Company. Partner, Bowman Group (trucking and real estate business). Director since 1994.

GEORGE W. HODGES (Independent Director), age 56. Director, The Wolf Organization, Inc. (distributors of lumber and building supplies). Mr. Hodges also serves as a director of Burnham Holdings, Inc. and York Water Company (NASDAQ: YORW), which is subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934. Director since 2001.

JOHN O. SHIRK (Independent Director), age 63. Director of Fulton Bank. Of Counsel, Barley Snyder LLC (law firm). Mr. Shirk also serves as a director of Eastern Insurance Holdings, Inc. (NASDAQ: EIHI), which is subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934. Director since 1983.

CONTINUING DIRECTORS

CLASS OF 2008

JOHN M. BOND, Jr., age 63. Chairman of the Board, The Columbia Bank. Mr. Bond was Chief Executive Officer of The Columbia Bank until his retirement on December 31, 2006. Mr. Bond also serves as a director of the Federal Home Loan Bank of Atlanta. Director since 2006.

PATRICK J. FREER (Independent Director), age 57. Director of Lebanon Valley Farmers Bank. President, Strickler Insurance Agency, Inc. (insurance broker). Director since 1996.

CAROLYN R. HOLLERAN (Independent Director), age 68. Member of the Fulton Bank Great Valley Division Advisory Board. Retired Partner, Jerlyn Associates (real estate investments). Director since 1994.

DONALD W. LESHER, JR. (Independent Director), age 62. Director of Lebanon Valley Farmers Bank. Retired President, Lesher Mack Sales and Service (truck dealership). Director since 1998.

ABRAHAM S. OPATUT, age 59. Chairman of the Board and Director of First Washington State Bank, which was merged into The Bank in February 2007, and Mr. Opatut is currently a Director of The Bank and a member of the First Washington Divisional Board. President, Colonial Marketing Associates (wholesale foods). Director since 2005.

GARY A. STEWART (Independent Director), age 59. Member of the Fulton Bank York Division Advisory Board. Partner, Stewart Associates (real estate developer). Director since 2001.

 CLASS OF 2009

JEFFREY G. ALBERTSON (Independent Director), age 66. Director of The Bank. Attorney, Albertson Ward (law firm). Director since 1996.

CRAIG A. DALLY (Independent Director), age 50. Director of Lafayette Ambassador Bank. Attorney, Pierce & Dally, LLP (law firm). Mr. Dally is a member of the Pennsylvania House of Representatives, serving District 138. Director since 2000.

RUFUS A. FULTON, JR., age 66. Retired Chairman of the Board and Chief Executive Officer, Fulton Financial Corporation. Mr. Fulton also serves as a director of The Aerospace Corp., Burnham Holdings, Inc., High Real Estate Group, and Highmark, Inc. Director since 1984.

WILLEM KOOYKER (Independent Director), age 64. Director of Somerset Valley Bank. Chairman and Chief Executive Officer, Blenheim Capital Management, LLC (investment management company). Director since 2005.

R. SCOTT SMITH, JR., age 60. Chairman of the Board, President and Chief Executive Officer, Fulton Financial Corporation. Mr. Smith also serves as a director of the American Bankers Association. Director since 2001.

Security Ownership of Directors, Nominees and Management

     The following table sets forth the number of shares of common stock beneficially owned as of the Record Date by each director, nominee for director and the named executive officers. To the knowledge of Fulton Financial Corporation, no person or entity owned of record or beneficially on the Record Date more than five percent of the outstanding common stock of Fulton Financial Corporation. Unless otherwise indicated in a footnote, shares shown as beneficially owned by each nominee, continuing director or named executive officer are held either (i) individually by the person indicated, (ii) individually by the person’s spouse or children living in the same household, (iii) jointly with the person’s spouse or children living in the same household, or (iv) in the name of a bank, broker or nominee for the account of the person or the person’s spouse. The directors, nominees and executive officers of Fulton Financial Corporation as a group owned of record and beneficially 5,668,236(1) shares of Fulton Financial Corporation common stock, representing 3.24 percent of such shares then outstanding. Shares representing less than one percent of the outstanding shares are shown with a “*” below.

		Number of
		Common Shares
Name of		Beneficially		Percent of
Beneficial Owner	Title	Owned (2) (3)		Class
Jeffrey G. Albertson	Director	230,341	(4)	*
Richard J. Ashby, Jr.	Senior Executive Vice President	326,359	(5)	*
John M. Bond, Jr.	Director	540,790	(6)	*
Donald M. Bowman, Jr.	Nominee for Director	766,569	(7)	*
Craig A. Dally	Director	169,807	(8)	*
Patrick J. Freer	Director	70,505	(9)	*
Rufus A. Fulton, Jr.	Director	434,983	(10)	*
George W. Hodges	Nominee for Director	9,463	(11)	*
Carolyn R. Holleran	Director	40,003	(12)	*
Thomas W. Hunt	Director	442,854	(13)	*
Willem Kooyker	Director	356,596	(14)	*
Donald W. Lesher, Jr.	Director	149,902	(15)	*
Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer	375,657	(16)	*
Abraham S. Opatut	Director	410,149	(17)	*
John O. Shirk	Nominee for Director	52,153	(18)	*
James E. Shreiner	Senior Executive Vice President	280,275	(19)	*
R. Scott Smith, Jr.	Director and Chairman of the Board, President and Chief Executive Officer	467,345	(20)	*
Gary A. Stewart	Director	345,749	(21)	*
E. Philip Wenger	Senior Executive Vice President	198,736	(22)	*

TOTAL OWNERSHIP	DIRECTORS AND OFFICERS AS A GROUP	5,668,236		3.24%

Footnotes

(1)

Includes 1,672,869 shares issuable upon the exercise of vested stock options, which have been treated as outstanding shares for purposes of calculating the percentage of outstanding shares owned by directors and executive officers as a group.

(2)

As of the Record Date, none of the listed individuals had pledged Fulton Financial Corporation stock except for Mr. Bowman, who has pledged 407,468 shares in connection with a personal line of credit with another financial institution, and Mr. Stewart, who has pledged 122,997 shares in connection with a mortgage loan with another financial institution.

(3)	Fulton Financial Corporation does not have a qualifying share requirement for the Board of Directors or Senior Management.

(4)

Mr. Albertson’s ownership includes 11,317 shares held in an IRA and 126,505 shares held jointly with his spouse. Also includes 11,555 shares held solely by his spouse and 940 shares in his spouse’s IRA.

(5)

Mr. Ashby’s ownership includes 9,195 shares held in Fulton Financial Corporation’s Profit Sharing Plan and 220,099 shares which may be acquired pursuant to the exercise of vested stock options. Also includes 2,790 shares held jointly with his spouse and 43,977 shares held solely by his spouse.

(6)	Mr. Bond’s ownership includes 294,501 shares which may be acquired pursuant to the exercise of stock options and 136,723 shares held solely by his spouse.

(7)

Mr. Bowman’s ownership includes 8,373 shares held in an IRA, 36,252 shares held jointly with his spouse, 31,539 shares held solely by his spouse and 8,374 shares in his spouse’s IRA. Also includes 205,934 shares held by Bowman Sales & Equipment, Inc.

(8)	Mr. Dally’s ownership includes 9,916 shares held in an IRA, 3,396 shares held jointly with his spouse and 18,028 shares held as custodian for his children.

(9)

Mr. Freer’s ownership includes 23,306 shares held jointly with his spouse and 256 shares held solely by his spouse. Also includes 46,943 shares held by Strickler Insurance Agency, Inc. Mr. Freer disclaims beneficial ownership of any of these shares beyond his pro rata interest in the company.

(10)

Mr. Fulton’s ownership includes 8,232 shares held solely by his spouse. Mr. Fulton disclaims any beneficial ownership in the 8,232 shares held by his spouse. Also includes 57,673 shares held in Fulton Financial Corporation’s Profit Sharing Plan and 184,851 shares which may be acquired pursuant to the exercise of vested stock options.

(11)	Mr. Hodge’s ownership includes 8,103 shares which may be acquired pursuant to the exercise of stock options.

(12)	Mrs. Holleran’s 40,003 shares are held in a revocable trust.

(13)

Mr. Hunt has decided to not stand for reelection as a director and his term as a director will end on May 7, 2007 at the Annual Meeting. Mr. Hunt's ownership includes 224,000 shares held solely by his spouse. Also includes 119,188 shares held in trust for his children and 49,422 shares which may be acquired pursuant to the exercise of vested stock options.

(14)	Mr. Kooyker’s ownership includes 194,911 shares held jointly with his spouse and 161,685 shares held in trusts for his children.

(15)	Mr. Lesher’s ownership includes 9,040 shares held in an IRA, 42,758 shares held jointly with his spouse and 5,425 shares held solely by his spouse.

(16)

Mr. Nugent’s ownership includes 55,078 shares held solely by his spouse. Also includes 25,972 shares held in Fulton Financial Corporation’s Profit Sharing Plan, 11,383 shares held in an IRA and 273,837 shares which may be acquired pursuant to the exercise of vested stock options.

(17)

Mr. Opatut’s ownership includes 46,681 shares held in various IRA accounts, 188,122 shares held jointly with his spouse and 5,095 shares held solely by his spouse. Also includes 64,060 shares owned by a limited liability company of which Mr. Opatut is a managing member.

(18)	Mr. Shirk’s ownership includes 17,131 shares held solely by his spouse and 3,618 shares held as custodian for his child. Also includes 3,256 shares held in a trust.

(19)	Mr. Shreiner’s ownership includes 101,145 shares held jointly with his spouse and 179,130 shares which may be acquired pursuant to the exercise of vested stock options.

(20)

Mr. Smith’s ownership includes 287 shares held solely by his child. Also includes 18,956 shares held in Fulton Financial Corporation’s Profit Sharing Plan and 318,261 shares which may be acquired pursuant to the exercise of vested stock options.

(21)

Mr. Stewart’s ownership includes 89,635 shares held in a grantor retained annuity trust and 89,283 shares held in the Stewart Foundation. Mr. Stewart disclaims beneficial ownership of any of these shares beyond his pro rata interest in the Foundation.

(22)

Mr. Wenger’s ownership includes 34,383 shares held jointly with his spouse, 17,021 shares held in Fulton Financial Corporation’s Profit Sharing Plan and 144,665 shares which may be acquired pursuant to the exercise of vested stock options. Also includes 2,228 shares held in Fulton Financial Corporation’s Profit Sharing Plan for his spouse and 436 shares held as custodian for his children.

INFORMATION CONCERNING COMPENSATION

Named Executive Officers

     The following persons are the named executive officers of Fulton Financial Corporation for this proxy statement: (1)

Name	Age	Office Held and Term of Office
R. Scott Smith, Jr.	60	Chairman of the Board, President and Chief Executive Officer of Fulton Financial Corporation since January 2006; previously President and Chief Operating Officer of Fulton Financial Corporation from 2001 to 2005; and Executive Vice President of Fulton Financial Corporation and Chairman, President and Chief Executive Officer of Fulton Bank from 1998 to 2001.

Charles J. Nugent	58	Senior Executive Vice President and Chief Financial Officer of Fulton Financial Corporation since January 2001; previously Executive Vice President and Chief Financial Officer of Fulton Financial Corporation from 1992 to 2001.

Richard J. Ashby, Jr.	62	Senior Executive Vice President of Fulton Financial Corporation since January 2006 and Chairman and Chief Executive Officer of Fulton Financial Advisors, National Association since October 2006; previously Executive Vice President of Fulton Financial Corporation and Chairman and Chief Executive Officer of Fulton Bank from 2003 to 2005; Chairman, President and Chief Executive Officer of Fulton Bank; President and Chief Operating Officer of Fulton Bank from 1999 to 2003; and Chairman of the Board, President and Chief Executive Officer of Lafayette Ambassador Bank from 1991 to 1999.

James E. Shreiner	57	Senior Executive Vice President of Fulton Financial Corporation since January 2006; previously Executive Vice President of Fulton Financial Corporation and Executive Vice President of Fulton Bank from 2000 to 2005.

E. Philip Wenger	49	Senior Executive Vice of Fulton Financial Corporation since January 2006 and Chairman of Fulton Bank since October 2006; previously Chairman and Chief Executive Officer of Fulton Bank from January 2006 to October 2006; President and Chief Operating Officer of Fulton Bank from 2003 to 2006; and Senior Executive Vice President the Lancaster, York and Chester Counties Division of Fulton Bank from 2001 to 2003.

(1) Craig H. Hill, age 52, Senior Executive Vice President of Fulton Financial Corporation - Human Resources since November 2005 and Executive Vice President/Director of Human Resources from 1992 to November 2005, is a Fulton Financial Corporation executive officer, but is not required to be included as a named executive officer in this proxy statement and thus is not included in compensation tables or other parts of this document.

Compensation Discussion and Analysis

     Introduction and Overview

     Objectives. The primary objectives of the Fulton Financial Corporation executive compensation program are to:

- Provide a competitive level of executive compensation;

- Provide compensation that promotes Fulton Financial Corporation's fundamental business objectives and strategy;

- Provide executives with forms of compensation, including equity compensation, that align the interests of management with Fulton Financial Corporation’s shareholders;

- Provide appropriate allocations between short-term and long-term compensation and equity and non-equity compensation; and

- Improve Fulton Financial Corporation’s ability to attract and retain key executive talent as it continues to grow outside of its historical footprint into more competitive markets.

     Committee Membership and Role. Each member of the Executive Compensation Committee (“Compensation Committee”) qualifies as an independent director under the NASDAQ listing standards. The Compensation Committee is currently comprised of five independent directors, including a committee Chair and Vice Chair, all of whom are elected annually by Fulton Financial Corporation’s Board of Directors. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission (“SEC”), involving members of the Compensation Committee. For a further discussion on director independence, see the “Information about Nominees, Continuing Directors and Independence Standards” section on page 5 of this proxy statement.

     Pursuant to its charter, which is available on Fulton Financial Corporation’s website at www.fult.com, the role of the Compensation Committee is to assist the Board of Directors of Fulton Financial Corporation in evaluating and setting salaries, bonuses and other compensation of Messrs. Smith, Ashby, Nugent, Shreiner and Wenger (“Senior Management” or the "Executives" and individually the “Executive”), to administer Fulton Financial Corporation’s equity and other compensation plans (except those plans in which all employees may participate), and to take such other actions, within the scope of its charter, as the Compensation Committee deems necessary and appropriate.

     The Compensation Committee has the power to appoint subcommittees, but no subcommittee has any final decision-making authority on behalf of the Compensation Committee or the Board. The Compensation Committee relies upon such performance data, statistical information and other data regarding executive compensation programs, including information provided by Fulton Financial Corporation’s Human Resources Department, Fulton Financial Corporation’s officers and outside advisors, as it deems appropriate. The Compensation Committee has unrestricted access to individual members of management and employees and may ask them to attend any committee meeting or to meet with any members of the Compensation Committee. The Compensation Committee has the power and discretion to retain, at Fulton Financial Corporation’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

     Fulton Financial Corporation’s compensation program is a continuing process throughout the year, and the Compensation Committee meets as often and at such times as the Chair or the Vice Chair (in the absence of the Chair) or a majority of the Committee determines. A special meeting of the Committee may be called by the Chair or the Vice Chair (in the absence of the Chair) or upon the request of any two Committee members to discuss compensation matters.

Management plays a significant role in recommending agenda items for these meetings and by gathering and producing information for committee meetings. As requested, the Chief Executive Officer and other members of Senior Management participate in committee meetings to provide background information, compensation recommendations, performance evaluations and other items requested by the Chair or the other members of the Compensation Committee.

     Compensation Philosophy. The overall compensation program is designed to enable Fulton Financial Corporation to achieve the compensation objectives listed above. For 2006, the Board of Directors determined the compensation for Senior Management of Fulton Financial Corporation after receiving recommendations from the Compensation Committee based upon external salary comparisons of certain peer institutions and individual performance. Fulton Financial Corporation’s executive compensation program is based, to a significant degree, on peer information, because the Compensation Committee believes that Fulton Financial Corporation must offer competitive compensation in order to recruit and retain qualified executive officers. The Compensation Committee endorses the philosophy that executive compensation should reflect Fulton Financial Corporation's overall performance and the contribution of its Executives to that performance. The executive compensation program is designed to support Fulton Financial Corporation’s core values and strategic objectives.

     Use of Consultants. The Compensation Committee retained an external compensation consultant, the Hay Group, in 2005 and 2006 to review certain aspects of executive compensation and obtain recommendations for updates to Fulton Financial Corporation’s compensation programs. This included a base salary review and assistance with the creation of a new performance based bonus plan. Compensation reviews like this one cover in detail only those individuals for whom compensation information is disclosed publicly. As a result, these studies typically include only the most highly compensated members of a company’s senior management. The overall results of this information provided the starting point for the Compensation Committee analysis. Several of these recommendations were implemented in 2006, including new employment agreements with Senior Management and a variable bonus compensation plan (“Variable Compensation Bonus Plan”) that are both described in more detail below.

     Evaluation of Executives. In making recommendations to the Board of Directors regarding the appropriate levels of executive compensation for 2006, the Compensation Committee considered the individual performance factors established for each Executive under the Variable Compensation Bonus Plan. With regard to the compensation paid to the Executives other than the Chief Executive Officer, the Compensation Committee considered its own perceptions of the performance of each Executive, and reviewed information provided by the Chief Executive Officer as to each executive officer's level of individual performance, attainment of performance goals, contribution to the organization, and salary history during the past four years. With regard to the compensation paid to the Chief Executive Officer, the Compensation Committee considered his performance level, attainment of performance goals, results of management decisions made by the Chief Executive Officer, the earnings of Fulton Financial Corporation during the previous year and other factors. The Compensation Committee reviewed the amounts payable under each individual element of compensation as well as in the aggregate for each member of Senior Management and concluded that the individual elements of, and total aggregate, compensation paid to each Executive were appropriate.

     Use of Peer Groups. The Compensation Committee has used peer groups of different bank holding companies over the last few years for purposes of making a comparative analysis of compensation of Fulton Financial Corporation and its peers and for other compensation program purposes. The peer group includes bank holding companies that are members of the peer group used by Fulton Financial Corporation for purposes of the Performance Graph included in the 2006 Annual Report (the “Performance Peer Group”) and is also used to determine the annual option awards as discussed below. The Performance Peer Group includes bank holding companies that, at the time of selection in 2004, were comparable to Fulton Financial Corporation in terms of asset size, although they were not necessarily comparable in terms of financial performance.

     For the evaluation of the base salaries of the Executives, the Hay Group developed a second, smaller peer group (the “Comparator Peer Group”), which consists of several of the members from the Performance Peer Group plus other financial service companies. The Comparator Peer Group members were selected because each had a median total asset size of approximately $15.5 billion, similar to Fulton Financial Corporation based on 2006 data, and were closer geographically or in other respects comparable to Fulton Financial Corporation. The Comparator Peer Group was used to determine competitive compensation for executives in organizations similar in size and scope to Fulton Financial Corporation. When a peer group member announces that it is being acquired, it is either deleted from the Performance Peer Group and Comparator Peer Group, or replaced, as appropriate. The current members of two peer groups are:

Peer Group Table*

Peer Group Member (Stock Symbol)	Performance	Comparator
Associated Bancorp (ASBC)	X	X
Bancorp South, Inc. (BXS)	X
Bank of Hawaii Corporation (BOH)	X
BOK Financial Corporation (BOKF)	X
Citizens Banking Corporation (CBCF)	X
City National Corporation (CYN)	X
The Colonial BancGroup, Inc. (CNB)	X
Commerce Bancorp, Inc. (CBH)		X
Commerce Bancshares, Inc. (CBSH)	X	X
Compass Bancshares, Inc. (CBSS)		X
Cullen/Frost Bankers, Inc. (CFR)	X
First Citizens BancShares, Inc. (FCNCA)	X	X
First Horizon National Bank (FHN)		X
First Midwest Bancorp, Inc. (FMBI)	X
First Republic Bank (FRC)	X
FirstMerit Corporation (FMER)	X
Greater Bay Bancorp (GBBK)	X
International Bancshares Corporation (IBOC)	X
Mercantile Bankshares Corp. (MRBK)	X**	X
Northwest Bancorp, Inc. (NWSB)		X
Old National Bancorp (ONB)	X
Sky Financial Group, Inc. (SKYF)	X**	X
The South Financial Group, Inc. (TSFG)	X	X
Susquehanna Bancshares, Inc. (SUSQ)	X	X
TCF Financial Corporation (TCB)	X	X
Trustmark Corporation (TRMK)	X
UMB Financial Corporation (UMBF)	X
United Bankshares, Inc. (UBSI)	X	X
Valley National Bancorp (VLY)	X
Webster Financial Corp. (WBS)		X
Whitney Holding Corporation (WTNY)	X
Wilmington Trust Corporation (WL)	X	X

*Members as of 12/31/2006.
** Were members of the 2006 Performance Peer Group, but deleted for 2007 because Mercantile was acquired by PNC and Sky Financial Group Inc. is in the process of being acquired by Huntington Bancshares.

     Elements of Executive Compensation

     The Fulton Financial Corporation compensation review process consists of establishing targeted overall compensation for each member of Senior Management and then allocating that compensation among base salary, incentive compensation and equity awards. The Compensation Committee determined the amount of each type of compensation for Senior Management by reviewing publicly available information regarding other companies for base salary; by assessing possible demand for the Executives by competitors and other companies; by evaluating the compensation appropriate to attract executives to Lancaster, Pennsylvania; by consulting with outside compensation consulting firms; and by consulting with the Chief Executive Officer with respect to the other Executives. After the Variable Compensation Bonus Plan was introduced, and based on the January 2007 review of base salaries, the Compensation Committee concluded that Fulton Financial Corporation's program was well balanced between cash, non-cash and incentive elements and that the base salaries of the Executives were generally appropriate. Under Fulton Financial Corporation’s compensation structure, the mix of base salary, bonus and equity compensation varies depending upon the Executive’s level. Fulton Financial Corporation does not have a policy with regard to the allocation between cash and non-cash compensation. In allocating compensation among these elements, Fulton Financial Corporation believes that the compensation of Senior Management, the level of management having the greatest ability to influence Fulton Financial Corporation’s performance, should be predominately performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

     Fulton Financial Corporation’s executive compensation program currently provides a mix of base salary, bonus plans, equity based plans, profit sharing, health plans and other benefits as follows:

     Base Salary. Base salary is a critical element of executive compensation because it provides Executives with a base level of monthly income. Fulton Financial Corporation wants to provide Senior Management with a level of assured cash compensation in the form of base salary appropriate for the person and position. In 2005 and 2006, the Compensation Committee retained the Hay Group for a review of the annual base pay of the Executives to insure a competitive market pay position. This review compared each Executive’s level of compensation to similar executives in the Comparator Peer Group discussed above. The methodology utilized by the Hay Group also considered salary data from its financial services database. In December 2005, after an analysis and review by the Compensation Committee, the 2006 salaries for the Executives were set. The 2007 salaries for the Executives were reviewed and set in January 2007. The 2006 base salaries as of December 31, 2006, and the 2007 base salaries effective as of January 1, 2007, are noted below in the Summary Compensation Table on page 24.

     Holiday Bonus. In 2006, as in prior years and as recommended by the Human Resources Committee, Fulton Financial Corporation’s Board of Directors awarded a broad based holiday bonus to all employees. Some affiliate banks such as Resource Bank, The Columbia Bank and Somerset Valley Bank, were excluded in 2006 because employees of these affiliate banks received payments under certain bonus programs that existed prior to the acquisition of the affiliate banks and which Fulton Financial Corporation agreed to continue for a specified period after the merger. The holiday bonus consists of a two-week bonus payment paid during a pay period in December. New employees hired during 2006 who started before October 1st participated in the program on a pro rata basis. The Executives participated in this bonus plan in 2006, and the amounts paid to each are reflected in the bonus column of the Summary Compensation Table below. The Compensation Committee has decided to discontinue this practice for the Executives and other officers who participate in the Variable Compensation Bonus Plan. However, the Human Resources Committee will continue to review annually the payment for all other eligible officers and employees and approve a holiday bonus payment if appropriate.

     Variable Compensation Bonus Plan. The Compensation Committee believes that annual performance-based bonuses are valuable in recognizing and rewarding individual achievement. On May 30, 2006, Fulton Financial Corporation’s Board of Directors approved, with the recommendation of the Compensation Committee, a cash incentive compensation structure that rewards the Executives for achieving individual goals and a designated earnings per share threshold compared to Fulton Financial Corporation’s

Performance Peer Group. This peer group was selected because it represents nationally a broad cross section of companies similar in size to Fulton Financial Corporation. Under the Variable Compensation Bonus Plan, if the earnings per share threshold is achieved, each Executive is eligible to receive a payout for fiscal year 2006 of at least a pre-set minimum, with the possibility of achieving a higher amount, up to a pre-set maximum. If the performance trigger is met, the threshold bonus for Mr. Smith is 25% of base salary, 50% of base salary for a target bonus and 100% of base salary for a maximum bonus. For the other members of Senior Management, the threshold bonus is 17.5% of base salary, 35% of base salary for a target bonus and 60% of each officer’s base salary for a maximum bonus. However, the Executives 2006 base salary calculation includes the 2006 holiday bonus, which was discontinued after 2006 for the Executives. The final amount to be earned by each Executive is to be determined by Fulton Financial Corporation’s performance compared to its Performance Peer Group in certain predetermined financial categories and the subjective determination of each Executive’s performance in certain non-financial categories such as employee and customer satisfaction and community involvement. Based on the recommendation of the Compensation Committee, Senior Management has extended participation in this plan to certain other officers of Fulton Financial Corporation and its subsidiaries.

     Options and Restricted Shares. The Compensation Committee believes equity-based compensation makes the Executives and other eligible officers “think like owners” and therefore aligns their interests with those of shareholders. Pursuant to the 2004 Stock Option and Compensation Plan (the “2004 Option Plan”) approved by the Board of Directors on October 21, 2003, and by shareholders at the 2004 Annual Meeting, Fulton Financial Corporation is authorized to award incentive stock options, non-qualified stock options and restricted stock to key employees of Fulton Financial Corporation, its affiliate banks and its other subsidiaries. Stock options enable the recipients to purchase common stock at the fair market value of the common stock on the designated grant date. The total number of options available for grant in any calendar year is determined based on the performance of Fulton Financial Corporation, measured in terms of total shareholder return for the immediately preceding five-year period relative to the Performance Peer Group as outlined in section 5.04 of the 2004 Option Plan.

     The individual awards of stock options made to the Executives and other eligible officers of Fulton Financial Corporation during 2006 were determined by the Board of Directors based on recommendations of the Compensation Committee and management. In making such recommendations, the Compensation Committee considered the total number of options to be granted and the profitability of Fulton Financial Corporation, as well as information provided by the Chief Executive Officer concerning the level of individual performance and contribution to the organization of each of the other Executives. The Compensation Committee did not establish specific target levels for individual performance or corporate profitability. The Compensation Committee believes, however, that awards of stock options and restricted stock are an appropriate means of compensating the Executives and other officers based on the performance of Fulton Financial Corporation because the combination has enabled Fulton Financial Corporation to retain key management people and recruit effectively for qualified outside candidates. In order to remain competitive, however, the Compensation Committee continues to monitor the compensation offered to the Executives.

     Employee Stock Purchase Plan. The Employee Stock Purchase Plan is designed to advance the interests of Fulton Financial Corporation and its shareholders by encouraging Fulton Financial Corporation’s employees and the employees of its affiliates to acquire a stake in the future of Fulton Financial Corporation by purchasing shares of the common stock of Fulton Financial Corporation. The Employee Stock Purchase Plan is proposed to be amended and restated to add an additional 1,500,000 shares to the plan. More detail concerning the Employee Stock Purchase Plan proposal is contained in the “Amendment of the Employee Stock Purchase Plan” section at page 36 of this proxy statement.

     Profit Sharing Plan. Fulton Financial Corporation maintains a qualified defined contribution plan (the “Profit Sharing Plan”) under which employer contributions are based on a formula providing for an amount not to exceed 15% of each eligible employee’s annual salary (10% for employees hired subsequent to January 1, 1996). All the Executives participate in the Profit Sharing Plan. Prior to 2007, participants were 100% cliff vested in balances after five years of eligible service.

Because of recent changes in laws and regulations, the Profit Sharing Plan was amended, effective January 2, 2007, to provide for vesting of all participants on a graded vesting schedule of 25% vested in balances after two years, 50% vested in balances after three years, 75% vested in balances after four years and 100% vested in balances after five years of eligible service. In addition, the Profit Sharing Plan includes a 401(k) feature, which allows employees to defer a portion of their pre-tax salary on an annual basis, with no employer match. Employee contributions under this feature are 100% vested. The Profit Sharing Plan covers substantially all eligible employees of Fulton Financial Corporation and its wholly owned subsidiaries, including the Executives, who are not covered under Fulton Financial Corporation’s other defined benefit and 401(k) plans and who have either (1) completed one year of service upon attaining age 21; or (2) have completed three years of service. The Profit Sharing Plan is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended. Participants direct the investment of their contributions into various investment options offered by the Profit Sharing Plan, including Fulton Financial Corporation common stock.

     Deferred Compensation Agreements. In July 2006, the Board of Directors of Fulton Financial Corporation approved changes to Fulton Financial Corporation’s nonqualified deferred compensation plans prompted by new nonqualified deferred compensation rules under Internal Revenue Code Section 409A. Fulton Financial Corporation’s nonqualified deferred compensation plans include (1) the Fulton Financial Corporation Deferred Compensation Plan, under which Directors and advisory board members can elect to defer receipt of fees and select management employees can elect to defer receipt of cash compensation, and (2) a series of essentially identical Supplemental Executive Retirement Plan Agreements entered into with a select group of senior managers, including Senior Management, for the purpose of crediting them with full contributions each year equal to the contributions they would have otherwise been eligible to receive under the Fulton Financial Corporation Profit Sharing Plan, except for Internal Revenue Code limits on the amount of compensation that can be taken into account under a tax-qualified retirement plan. Effective January 1, 2006, the deferred compensation plan accounts of each participant were held and invested under the newly-established Fulton Financial Corporation Nonqualified Deferred Compensation Benefits Trust with Fulton Financial Advisors serving as the Trustee. The participants are permitted to direct individually the investment of the deferred amounts into various investment options in the Deferred Compensation Plan.

     Defined Benefit Pension Plans. Fulton Financial Corporation and Fulton Bank do not have defined benefit pension plans, but plans have been acquired in different merger transactions (the “Affiliate Plan”) by Fulton Financial Corporation. Contributions are determined actuarially and funded annually, and Affiliate Plan assets are invested in money markets, fixed income securities, including corporate bonds, U.S. Treasury securities and common trust funds, and equity securities, including common stocks and common stock mutual funds. The Affiliate Plan is closed to new participants, but existing participants continue to accrue benefits according to the terms of the Affiliate Plan. Employees covered under the Affiliate Plan are also eligible to participate in the Fulton Financial Affiliate 401(k) Savings Plan, which allows employees to defer a portion of their pre-tax salary on an annual basis. At its discretion, Fulton Financial Corporation may also make a matching contribution up to 3%. Participants are 100% vested in Fulton Financial Corporation’s matching contributions after three years of eligible service. Mr. Ashby is the only Executive who has participated in the Affiliate Plan, but he no longer accrues benefits in the Pension Plan, and Mr. Ashby does not participate in the Fulton Financial Affiliate 401(k) Savings Plan.

     Survivors’ Benefit Life Insurance and Other Death Benefits. Officers of Fulton Financial Corporation and certain of its bank subsidiaries as of April 1, 1992, who had been employed by Fulton Financial Corporation for at least five years as of that date, are eligible to participate in a survivors' benefit program. This program provides the employee's spouse, in the event of the employee's death prior to retirement, with an annual income equal to the lesser of $25,000 or 25 percent of the employee's final annual salary. This benefit is paid from the date of death until the employee's 65th birthday with a minimum of ten annual payments. Messrs. Smith, Ashby, Shreiner and Wenger participate in this program. In addition, after an initial probationary period, most employees, but not the Executives, are automatically eligible to participate in a company paid group term life insurance and/or accidental death insurance program with a death benefit of twice salary while employed with Fulton Financial Corporation. The estates of the Executives would receive a similar twice salary payment from Fulton Financial Corporation pursuant to individual Death Benefit Agreements between Fulton Financial Corporation and each Executive, should the Executive die while actively employed by Fulton Financial Corporation. The benefit payable by Fulton Financial Corporation under the Death Benefit Agreements is such amount after the assessment of individual income taxes at all taxation levels to which the benefit is subject and twice the annual base salary of the Executive at the time of his death. Upon the Executive’s retirement, the post retirement benefit payable upon the individual’s death is reduced to $5,000.

     Health, Dental and Vision Benefits. At a level equal to all employees, Fulton Financial Corporation offers a comprehensive benefits package for health, dental and vision insurance coverage to all full time employees, including the Executives, their spouses and children. Fulton Financial Corporation pays a portion of the premiums for the coverage selected, and the amount paid varies with each health, dental and vision plan. All of the Executives have elected one of the standard coverage plans available.

     Retiree Benefit Payments. Fulton Financial Corporation does not provide post retirement medical, dental and vision benefits to full time employees of Fulton Financial Corporation and its affiliates who were hired or acquired after December 31, 1997. Employees who were hired or acquired prior to January 1, 1998, and who retire on or after the attainment of age 55 with at least 10 years of full time service are eligible for post retirement benefits. Post retirement benefits include health insurance coverage plus life insurance benefits. The level of coverage and the cost to the retiree depends on the retiree’s date of retirement and completed years of service after attainment of age 40. As a result of their length of service with Fulton Financial Corporation, the Executives are eligible to receive these post retirement benefits at an annual cost to the Executive similar to other employees with the same years of service.

     Other Executive Benefits. Fulton Financial Corporation provides the Executives with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the overall compensation program for the Chief Executive Officer and the other Executives. The 2006 amounts are included in the All Other Income column of the Summary Compensation Table on page 24 of this proxy statement. These benefits enable Fulton Financial Corporation to attract and retain talented senior executive employees for key positions, as well as provide Executives and other senior officers with opportunities to be involved in their communities and directly interact with current and prospective customers of Fulton Financial Corporation. The Executives are provided with Fulton Financial Corporation owned automobiles, club memberships and other executive benefits consistent with their office and position. In addition, if spouses accompany an Executive when traveling on business or attending a corporate event, Fulton Financial Corporation pays the travel and other expenses associated with spousal travel for the Executive. These additional spousal travel items are included as part of the Executive’s reported W-2 income and the Executive pays income taxes on the amounts.

     Employment Agreements and Severance Agreements

     Senior Management and other employees have built Fulton Financial Corporation into the successful enterprise that it is today, and the Compensation Committee believes that it is important to protect them in the event of a change in control. Further, Fulton Financial Corporation believes that the interests of shareholders will be best served if the interests of Senior Management are aligned with them, and providing change in control benefits should eliminate or mitigate any reluctance of Senior Management to pursue potential change in control transactions that may be in the best interests of shareholders. Fulton Financial Corporation believes that these potential change in control benefits are reasonable relative to the overall value of Fulton Financial Corporation.

     Fulton Financial Corporation believes that companies should provide reasonable severance benefits to employees. These severance arrangements are intended to provide the Executives and other employees with a sense of security in making the commitment to dedicate their professional careers to the success of Fulton Financial Corporation. With respect to Senior Management, these severance benefits should reflect the fact that it may be difficult for them to find comparable employment within a reasonable period of time.

     On May 30, 2006, Fulton Financial Corporation’s Board of Directors approved, with the recommendation of the Compensation Committee and the Hay Group, a form of employment agreement to be used for Fulton Financial Corporation’s current and future senior executive officers, including its Chief Executive Officer, President, Chief Financial Officer and Senior Executive Vice Presidents. The employment agreement may be given to other senior officers of Fulton Financial Corporation and its subsidiaries in the future. Fulton Financial Corporation previously had entered into severance agreements with the Executives. Under the terms of those prior severance agreements, certain severance benefits were payable in the event an Executive resigns or is discharged other than for cause following, and for reasons relating to, a change in control of Fulton Financial Corporation. Specifically, in the event of such a discharge or resignation, the Executive would have been entitled to receive from Fulton Financial Corporation for a specific period of time, benefits consisting of his then effective base salary, certain fringe benefits in lieu of coverage under employee benefit plans and a supplemental retirement benefit in lieu of his continuing participation in Fulton Financial Corporation’s employee retirement plans.

     Effective, June 1, 2006, all the Executives entered into new employment agreements (“Employment Agreements”) with Fulton Financial Corporation that replaced the above severance agreements. The form of Employment Agreement was filed as an exhibit to Fulton Financial Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The term of each Executive’s Employment Agreement commenced when the agreement was executed and continues until terminated according to its terms. The individual agreement with each Executive does not have a term of years. The Executive receives a base salary, which is set annually, and is entitled to participate in Fulton Financial Corporation’s bonus and incentive compensation programs as in effect from time to time. The Executive also is entitled to participate in Fulton Financial Corporation’s retirement plans, welfare benefit plans and other benefit programs. In addition, Mr. Ashby’s Employment Agreement incorporates a Deferred Compensation Agreement dated April 7, 1992, filed as an exhibit to Fulton Financial Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which provided Mr. Ashby an additional non-qualified retirement benefit while he was an employee of Lafayette Ambassador Bank from 1992 to 1998.

     If an Executive voluntarily terminates his employment, other than for “Good Reason,” as defined in the Employment Agreements, or retirement at age 65, the Executive is entitled to receive his base salary through the effective date of termination plus all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plan terms. If the Executive terminates his employment for “Good Reason” or is terminated without cause, as defined in the Employment Agreements, he is entitled to receive his base salary and, in the sole discretion of Fulton Financial Corporation, he also may receive an additional cash bonus, for a specified period of time. For Messrs. Smith, Nugent and Ashby, that period is two years. For the other Executives, that period is one year. The Executive also would continue to participate in employee benefit plans for which they are eligible during the specified time period. If the Executive is not eligible to continue to participate in any employee benefit plan, he will be compensated on an annual basis for such plan at Fulton Financial Corporation’s cost plus a gross up for any taxes applicable thereto.

     The Employment Agreements also provide that, following an Executive’s total disability or death during the term, the Executive’s employment will terminate, and Fulton Financial Corporation will pay the Executive all amounts accrued under the agreement as of the date of such termination. In the event of the Executive’s disability, Fulton Financial Corporation must pay the Executive at least six months’ base salary. Thereafter, for as long as the Executive continues to be disabled, Fulton Financial Corporation will continue to pay the Executive at least 60% of the base salary until the earlier of the Executive’s death or December 31 of the calendar year in which the Executive attains age 65. To the extent it does not duplicate benefits already being provided, an Executive will also receive those benefits customarily provided by Fulton Financial Corporation to disabled former employees, which benefits shall include, but shall not be limited to, life, medical, health, accident insurance and a survivor's income benefit.

     The Employment Agreements with Messrs. Shreiner and Wenger contain restrictions on the sharing of confidential information as well as non-competition and non-solicitation covenants for one year. Messrs. Smith, Nugent and Ashby in their Employment Agreements have agreed to restrictions on the sharing of confidential information as well as non-competition and non-solicitation covenants for two years. The non-competition and non-solicitation covenants will not apply if the Executive leaves for “Good Reason” or if his employment is terminated without cause.

     If, during the ninety day period before a “Change in Control,” as defined in the Employment Agreements, and ending two years after such Change in Control, the Executive is terminated by Fulton Financial Corporation without cause or the Executive resigns for good reason, Fulton Financial Corporation will pay the Executive a multiple of the sum of his base salary immediately before the Change in Control and the highest annual cash bonus or other incentive compensation awarded over the prior three years. The multiple is three for Messrs. Smith, Nugent and Ashby. The multiple is two for the other Executives. Fulton Financial Corporation will also pay that portion, if any, of Fulton Financial Corporation’s contribution to the Executive’s 401(k), profit sharing, deferred compensation or other similar individual account plan which is not vested as of the date of termination of the Executive’s employment, plus a gross up for any taxes applicable thereto. The Executive would continue to be eligible to receive all employee benefits that the Executive was receiving immediately before such termination for a number of years equal to the multiple applicable to such Executive following termination. Fulton Financial Corporation will pay the Executive that same number of additional years of retirement plan contributions under each tax qualified or nonqualified defined contribution type of retirement plan in which the Executive was a participant immediately prior to the Executive’s termination or resignation and equal to the actuarial present value of such years of benefit accruals.

     The Employment Agreements provide that, in the event any payment or distribution by Fulton Financial Corporation to or for the benefit of an Executive would be subject to excise tax as a “golden parachute,” the Executive will be entitled to receive an additional payment equal to the total excise tax imposed. The determination that a "gross up" payment is required and its amount shall be made by an accounting firm, and Fulton Financial Corporation is responsible for the accounting firm's fees and expenses.

     Post Termination Benefits

     The following tables and narratives set forth the potential post termination benefits payable to the Executives, in a lump sum or over a period of time, upon certain termination events assuming that the Executive’s employment was terminated as of December 31, 2006. The Compensation Committee may in the future, and at its discretion, revise, increase or decrease certain benefits to the Executives listed below if it deems advisable.

     Termination For Cause. If an Executive's employment is terminated for "Cause" as defined in the Employment Agreements, Fulton Financial Corporation shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, expense reimbursement, etc.) accrued under the Employment Agreements as of the date of such termination.

     Termination Without Cause or for Good Reason - Before a Change in Control. If an Executive terminates his employment for “Good Reason” as defined in the Employment Agreements, or his employment is terminated by Fulton Financial Corporation “Without Cause” as defined in the Employment Agreements, he would be entitled to receive his base salary and, in the sole discretion of Fulton Financial Corporation, an additional cash bonus, for a specified period of time. For Messrs. Smith, Nugent and Ashby, that period is two years. For the other Executives, that period is one year. The Employment Agreements also provide for other post termination benefits such as medical, dental and vision benefits. Assuming that each Executive's employment was terminated Without Cause or for Good Reason as of December 31, 2006, and assuming that Fulton Financial Corporation did not award a bonus, each would have received the following post termination benefits:

Name	Salary	Health Benefits	Total
	Lump Sum	Estimate
	($)	($)	($)
R. Scott Smith, Jr.	1,469,892	24,000	1,493,892
Charles J. Nugent	921,364	24,000	945,364
Richard J. Ashby, Jr.	780,000	24,000	804,000
James E. Shreiner	280,777	12,000	292,777
E. Philip Wenger	309,056	12,000	321,056

     Voluntary Termination. In the event an Executive's employment is voluntarily terminated by the Executive other than for “Good Reason” as defined in the Employment Agreements, Fulton Financial Corporation is only obligated to pay the Executive's base salary through the effective date of Executive's termination date, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. No other payments are required.

     Retirement. In the event an Executive terminates his employment due to retirement upon attaining age 65, Fulton Financial Corporation is obligated to pay the Executive's base salary through the effective date of the Executive's retirement, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. Assuming that each Executive attained the age of 65 and retired December 31, 2006, each would have received a lump sum payment of $25 for each year of service, a payment made to all retiring employees, plus each would have received retiree health benefits at an annual estimated cost to Fulton Financial Corporation of approximately $3,100.

     Disability. Following an Executive's “Total Disability” as defined in the Employment Agreements, the employment of the Executive will terminate automatically, in which event Fulton Financial Corporation is not thereafter obligated to make any further payments thereunder other than amounts (including salary, expense reimbursement, etc.) accrued as of the date of such termination, plus an amount equal to at least six months' base salary in effect immediately prior to the date of the disability. Thereafter, for as long as Executive continues to be disabled, Fulton Financial Corporation shall continue to pay an amount equal to at least 60% of the base salary in effect immediately prior to the date of the Total Disability until the earlier of the Executive's death or December 31 of the calendar year in which the Executive attains age 65. Following a disability, Fulton Financial Corporation is only required to provide health benefits for 18 months. Assuming that each Executive was disabled as of December 31, 2006, and the Total Disability lasted 18 months, each would have received the following disability benefits:

	Salary	Total Annual Disability	Estimated Health
Name	First Six Months	Payments Until 65	Benefits for 18 Months	Total
	($)	($)	($)	($)
R. Scott Smith, Jr.	367,473	440,968	18,000	826,441
Charles J. Nugent	230,341	276,409	18,000	524,750
Richard J. Ashby, Jr.	195,000	234,000	18,000	447,000
James E. Shreiner	140,389	168,467	18,000	326,856
E. Philip Wenger	154,528	185,434	18,000	357,962

     Death. In the event of a termination of employment as a result of an Executive's death, the Executive's dependents, beneficiaries or estate, as the case may be, will receive such survivor's income and other benefits as they may be entitled under the terms of Fulton Financial Corporation’s benefit programs, which includes the $25,000 Survivors Benefit Life Insurance and the twice base salary amount plus tax under the Death Benefit Agreement described above. Assuming that each Executive died as of December 31, 2006, each of their estates or beneficiaries would have received the following death benefits:

	Survivors Benefit Life	Death Benefit	Estimated Death
Name	Insurance	Agreement Payment	Benefit Tax Gross Up	Total
	($)	($)	($)	($)
R. Scott Smith, Jr.	25,000	1,469,892	1,001,345	2,496,237
Charles J. Nugent	25,000	921,364	627,667	1,574,031
Richard J. Ashby, Jr.	25,000	780,000	531,365	1,336,365
James E. Shreiner	25,000	561,554	382,551	969,105
E. Philip Wenger	25,000	618,112	421,081	1,064,193

     Upon or After a Change in Control - Termination Without Cause or for Good Reason. If, during the ninety day period before a “Change in Control” as defined in the Employment Agreements and ending two years after such Change in Control, the Executive is terminated by Fulton Financial Corporation without cause or the Executive resigns for good reason, Fulton Financial Corporation will pay the Executive a multiple of the sum of his base salary immediately before the Change in Control and the highest annual cash bonus or other incentive compensation awarded over the prior three years. The multiple is three for Messrs. Smith, Nugent and Ashby. The multiple is two for the other Executives. The Employment Agreements provide for certain other post termination benefits such as up to $10,000 for outplacement services, which are included in the table below. Assuming that, as of December 31, 2006, each Executive was terminated upon or after a Change in Control without cause or for good reason, each would have received the following post termination benefits:

Name	Salary	Cash	Lump Sum of	Tax Gross	Health	Clubs,	Value of	Total
	Lump	Bonus	Future	Up	Benefits	Cars &	Option
	Sum	Lump	Qualified and		Estimate	Other	Vesting
		Sum	Non-qualified			Benefits
			Plans			Estimate
	($)	($)	($)	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	2,204,838	1,229,622	289,275	1,531,506	36,000	58,000	16,268	5,365,509
Charles J. Nugent	1,382,046	555,474	181,324	865,250	36,000	58,000	12,732	3,090,826
Richard J. Ashby, Jr.	1,170,000	470,250	153,504	727,972	36,000	58,000	12,732	2,628,458
James E. Shreiner	561,554	225,702	76,147	337,066	24,000	42,000	8,488	1,274,957
E. Philip Wenger	618,112	248,434	83,816	379,761	24,000	42,000	8,488	1,404,611

     Determination of Amounts and Formula for Each Element of Compensation

     Executive total compensation is based on the job complexity and scope of the individual positions. As discussed above, base salary ranges have been set based upon a market analysis of similar positions in peer companies and in consultation with an outside compensation consultant. The formula for Mr. Smith’s Variable Compensation Bonus Plan is based on a “scorecard” of four unequally weighted critical performance factors. After an annual self-assessment by Mr. Smith, his overall performance was reviewed and ranked by the Compensation Committee according to the following four categories: (i) below expectations; (ii) making progress; (iii) what is expected; and (iv) excellent results. The four critical performance factors for Mr. Smith for 2006 were:

Financial Performance and Business Model - takes into account Fulton Financial Corporation's earnings growth compared to the Performance Peer Group, its five-year total shareholder return and its organic growth. The Financial Performance and Business Model factor carried a 50% weight.

Risk Management - involves an assessment of net charge offs to average loans, investment portfolio performance, and regulatory compliance. The Risk Management factor carried a 20% weight.

Customer Centricity - includes evaluation of a customer service measurement and Fulton Partners’ fee income. The Customer Centricity factor carried a 15% weight.

Corporate Culture - consists of an evaluation of management succession, corporate diversity, corporate reward strategy, employee morale/strategic people initiatives and community involvement. The Corporate Culture factor carried a 15% weight.

     Mr. Smith’s payout under this non-equity incentive plan was based upon a percentage of his 2006 annual salary of $763,213. For 2006 the Executives base salary calculation includes the 2006 holiday bonus, which was discontinued after 2006 for the Executives. The bonus plan is designed so that no bonus is paid unless Fulton Financial Corporation achieves a threshold performance metric as compared to the Performance Peer Group and Mr. Smith meets certain threshold requirements of his scorecard. Mr. Smith’s 2006 bonus plan was designed to pay 25% of base salary if threshold minimum requirements were met, 50% if target and expected items were attained, and 100% (the maximum payout) for exceptional performance.

     The other Executives had similar scorecards for their 2006 Variable Compensation Bonus Plans with four unequally weighted critical performance factors, except that their scorecards included items related to their positions. After an annual self-assessment by each other Executive, overall performance was reviewed and ranked by the Chief Executive Officer, then reported to the Compensation Committee. After reviewing and discussing the proposed payouts recommended by the Chief Executive Officer, the Compensation Committee decided the amount of the bonus for each Executive. The threshold minimum, target and maximum 2006 payouts for each of the Executives are provided in the Grants of Plan Based Awards Table.

     On March 19, 2007, the Compensation Committee of the Board of Directors of Fulton Financial Corporation confirmed that Fulton Financial Corporation had achieved the designated earnings per share threshold compared to the Performance Peer Group set for the Variable Compensation Bonus Plan approved in 2006. The Compensation Committee then reviewed the 2006 scorecard for the Chief Executive Officer and his individual critical performance factors pursuant to the Variable Compensation Bonus Plan. The Compensation Committee also discussed the Chief Executive Officer's recommendations with regard to the other Executives, and asked the Chief Executive Officer about the individual performance of each other Executive in general and under his individual 2006 scorecard. Based on the Compensation Committee’s review of the Executives’ 2006 performance, and taking into consideration the Chief Executive Officer's recommendations to the Compensation Committee with regard to the other Executives, the Compensation Committee approved the Variable Bonus Compensation Plan cash incentive compensation at the "target" level amounts previously set for each of the Executives.

     On March 20, 2007, the Compensation Committee reported to the Board of Directors their decision regarding the 2006 Variable Compensation Bonus Plan cash incentive compensation to the Executives. The independent directors of the Board of Directors approved the recommendations of the Compensation Committee and the 2006 Variable Compensation Bonus Plan award payments to each of the Executives are as listed in the Summary Compensation Table on page 24.

     Other Elements and Conclusion

     162(m) and Tax Consequences. Although Fulton Financial Corporation takes into account deductibility of compensation, tax deductibility is not a primary objective of its compensation programs. Section 162(m) of the Internal Revenue Code disallows the deductibility by Fulton Financial Corporation of any compensation over $1 million per year paid to certain members of Senior Management unless certain criteria are satisfied.

     Discussion of option grant timing. Fulton Financial Corporation does not have a formal policy on option granting or required grant dates. However, the Compensation Committee and Board of Directors historically have met in June of each year to consider and award options to the Executives and other officers. Fulton Financial Corporation does not back date options or grant them retroactively, and does not coordinate option grants with the release of positive or negative corporate news. The 2004 Option Plan does not permit the award of discounted options, the reload of stock options or the re-pricing of stock options. Pursuant to the terms of the 2004 Option Plan, option prices are determined based on the average of the high and low trading price on the grant date. Historically, Fulton Financial Corporation has granted options on or about July 1, and not on the date of the June meeting when action is taken by the Compensation Committee and Board of Directors to grant each award.

     Stock Ownership Guidelines. Fulton Financial Corporation believes that broad based stock ownership by directors, officers and employees is an effective method to align the interests of its shareholders with the interests of its directors, officers and employees. However, Fulton Financial Corporation does not have a formal share ownership requirement defined for directors, or any group of officers or employees, at the present time.

     Conclusion. The Compensation Committee believes that the amount and types of compensation provided to the Executives are appropriate, competitive and suitable to facilitate Fulton Financial Corporation’s short and long-term objectives. The compensation programs approved and implemented by the Compensation Committee were designed to provide an incentive to the Executives on both a short-term and long-term basis so they are motivated to perform at a level necessary to achieve these objectives. As needed, these programs have been tailored to Fulton Financial Corporation’s market, the individual Executives, their position and their performance so that the various elements of compensation combine to align the interests of our shareholders and those of the Executives in order to maximize shareholder value.

(This space intentionally left blank.)

SUMMARY COMPENSATION TABLE

Name and Principal	Year	Salary[1]	Bonus[2]	Stock	Option	Non-Equity	Change in	All Other	Total
Position				Awards	Awards [3]	Incentive	Pension	Compensa-
						Plan	Value and	tion [6]
						Compensa-	Nonquali-
						tion[4]	fied
							Deferred
							Compen-
							sation
							Earnings[5]

		($)	($)	($)	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	2006	734,946	28,267	0	70,713	381,607	2,769	142,667[7]	1,360,969
Chairman, President and
Chief Executive Officer
of Fulton Financial
Corporation
Charles J. Nugent	2006	460,682	17,718	0	59,396	167,440	9,418	97,645[8]	812,299
Senior Executive Vice
President and Chief
Financial Officer of
Fulton Financial
Corporation
Richard J. Ashby, Jr.	2006	390,000	15,000	0	52,059	141,750	0	96,225[9]	695,034
Senior Executive Vice
President of Fulton
Financial Corporation;
Chairman and Chief
Executive Officer of
Fulton Financial
Advisors, N.A.
James E. Shreiner	2006	280,777	10,799	0	42,043	102,052	1,193	53,863[10]	490,727
Senior Executive Vice
President of Fulton
Financial Corporation -
Administrative Services
E. Philip Wenger	2006	309,056	11,887	0	42,043	112,330	0	79,629[11]	554,945
Senior Executive Vice
President of Fulton
Financial Corporation –
Community Banking;
Chairman of Fulton Bank
         ____________________

[1] Represents the 2006 annual salary for each of the executive officers named in this table. On January 16, 2007, Fulton Financial Corporation set the 2007 base salaries, effective as of January 1, 2007, for Messrs. Smith, Nugent, Ashby, Shreiner and Wenger to $763,213, $478,400, $405,000, $306,000 and $350,000, respectively.

[2] Represents a two-week holiday bonus paid in 2006 to the named executives and other Fulton Financial Corporation employees.

[3] Amount listed represents the compensation expense and financial reporting value of 2005 and 2006 grants recognized in 2006 for the named executive officer. There can be no assurance that these values will ever be realized by the Executives in the future, or that the options will ever be exercised.

[4] Amounts listed below are Non-Equity Incentive Plan Compensation cash payments approved by the Executive Compensation Committee on March 19, 2007 for 2006 performance pursuant to Fulton Financial Corporation’s Variable Compensation Bonus Plan.

[5] Amounts listed for Messrs. Smith, Nugent and Shreiner represent above market earnings on their individual non-qualified deferred compensation accounts. Their individual account rate of return, for the investments selected by Messrs, Smith, Nugent and Shreiner, was in excess of 120% of the December 2006 long-term Applicable Federal Rate of 5.89%.

[6] The methodology to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the item. Where a benefit involved assets owned by Fulton Financial Corporation an estimate of the incremental cost was used. Amounts for vehicles include the cost of related items attributed to the company provided vehicle.

[7] Includes $33,000 Qualified Profit Sharing Plan Contribution, $77,242 Non-Qualified Profit Sharing Plan Contribution, $15,275 for club memberships, and $17,150 for use of company provided automobiles and spousal travel for Mr. Smith during 2006.

[8] Includes $33,000 Qualified Profit Sharing Plan Contribution, $36,102 Non- Qualified Profit Sharing Plan Contribution, $10,623 for club memberships, and $17,920 for use of company provided automobiles and spousal travel for Mr. Nugent during 2006.

[9] Includes $33,000 Qualified Profit Sharing Plan Contribution, $25,500 Non-Qualified Profit Sharing Plan Contribution, $20,950 for club memberships, and $16,775 for use of company provided automobiles and spousal travel for Mr. Ashby during 2006.

[10] Includes $33,000 Qualified Profit Sharing Plan Contribution, $9,117 Non-Qualified Profit Sharing Plan Contribution, $7,649 for club memberships, and $4,097 for use of company provided automobiles and spousal travel for Mr. Shreiner during 2006.

[11] Includes $33,000 Qualified Profit Sharing Plan Contribution, $13,358 Non-Qualified Profit Sharing Plan Contribution, $18,834 for club memberships, and $14,437 for use of company provided automobiles and spousal travel for Mr. Wenger during 2006.

GRANTS OF PLAN BASED AWARDS

Name	Grant	Approval	Estimated Future or Possible			Estimated Future or			All Other	All Other	Exercise	Closing	Grant Date
	Date[1]	Date[2]	Payouts Under Non-Equity			Possible Payouts Under			Stock	Option	or Base	Price on	Fair Value
			Incentive Plan Awards[3]			Equity Incentive Plan			Awards:	Awards:	Price of	Grant	of Stock and
						Awards			Number	Number of	Option	Date[5]	Option
			Thresh-	Target	Maxi-	Thresh-	Target	Maxi-	of Shares	Securities	Awards[4]		Awards[6]
			old		mum	old		mum	of Stock	Underlying
									or Units	Options

			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
R. Scott Smith, Jr.	7/1/2006	6/21/06	-	-	-	-	-	-	-	46,000	15.89	15.92	109,802
R. Scott Smith, Jr.	-	5/30/06	190,803	381,607	763,213	-	-	-	-	-	-	-	-
Charles J. Nugent	7/1/2006	6/21/06	-	-	-	-	-	-	-	36,000	15.89	15.92	85,932
Charles J. Nugent	-	5/30/06	83,720	167,440	287,040	-	-	-	-	-	-	-	-
Richard J. Ashby, Jr.	7/1/2006	6/21/06	-	-	-	-	-	-	-	36,000	15.89	15.92	85,932
Richard J. Ashby, Jr.	-	5/30/06	70,875	141,750	243,000	-	-	-	-	-	-	-	-
James E. Shreiner	7/1/2006	6/21/06	-	-	-	-	-	-	-	24,000	15.89	15.92	57,288
James E. Shreiner	-	5/30/06	51,026	102,052	174,946	-	-	-	-	-	-	-	-
E. Philip Wenger	7/1/2006	6/21/06	-	-	-	-	-	-	-	24,000	15.89	15.92	57,288
E. Philip Wenger	-	5/30/06	56,165	112,330	192,566	-	-	-	-	-	-	-	-
         ____________________

[1] Pursuant to the terms of the 2004 Stock Option and Compensation Plan, since the July 1, 2006 Grant Date was not a NASDAQ trading day, the fair market value was determined based on the average of the highest and lowest trading price of Fulton Financial Corporation stock on the next preceding trading day, which was Friday, June 30, 2006.

2 As consistent with past option award practice, Fulton Financial Corporation approved the 2006 options at the June Compensation Committee and Board meetings both held on June 21, 2006, with a future Grant Date of July 1, 2006. The low trading, high trading, closing, and average of high/low trading prices of Fulton Financial Corporation stock on June 21, 2006 were $15.55, $15.79, $15.71 and $15.67, respectively.
[3] Represents the possible range of payout awards to the named executives under the 2006 Variable Compensation Bonus Plan.

[4] Determined pursuant to the terms of the 2004 Stock Option and Compensation Plan as the average of the highest and lowest trading price of Fulton Financial Corporation stock on the Grant Date. The June 30, 2006 high trading and low trading prices were $16.00 and $15.78, respectively.

[5] Closing price of Fulton Financial Corporation stock on June 30, 2006, the next preceding day before the July 1, 2006 Grant Date, was $15.92.
6 FAS 123R Fair Value. There can be no assurance that the Executive will ever exercise the options or realize the amounts in the future.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards[1]					Stock Awards[2]
Name	Number	Number of	Equity	Option	Option	Number of	Market	Equity	Equity
	of	Securities	Incentive	Exercise	Expiration	Shares or	Value of	Incentive	Incentive
	Securities	Underlying	Plan Awards:	Price	Date	Units of	Shares or	Plan	Plan Awards:
	Underlying	Unexercised	Number of			Stock That	Units of	Awards:	Market or
	Unexercised	Options	Securities			Have Not	Stock That	Number of	Payout Value
	Options	(#)	Underlying			Vested	Have Not	Unearned	of Unearned
	(#)	Unexercisable[3]	Unexercised				Vested	Shares,	Shares, Units
	Exercisable		Unearned					Units or	or Other
			Options					Other	Rights That
								Rights That	Have Not
								Have Not	Vested
								Vested

	(#)	(#)	(#)	($)		(#)	($)	(#)	($)
R. Scott Smith, Jr.	24,936	0	0	9.90	6/30/2007	0	0	0	0
R. Scott Smith, Jr.	36,172	0	0	11.32	6/30/2008	0	0	0	0
R. Scott Smith, Jr.	32,907	0	0	10.45	6/30/2009	0	0	0	0
R. Scott Smith, Jr.	30,580	0	0	10.38	6/30/2010	0	0	0	0
R. Scott Smith, Jr.	41,603	0	0	11.32	6/30/2011	0	0	0	0
R. Scott Smith, Jr.	41,530	0	0	13.35	6/30/2012	0	0	0	0
R. Scott Smith, Jr.	41,344	0	0	14.44	6/30/2013	0	0	0	0
R. Scott Smith, Jr.	72,189	0	0	15.38	6/30/2014	0	0	0	0
R. Scott Smith, Jr.	0	65,625	0	17.12	6/30/2015	0	0	0	0
R. Scott Smith, Jr.	0	46,000	0	15.89	6/30/2016	0	0	0	0
Charles J. Nugent	23,291	0	0	9.90	6/30/2007	0	0	0	0
Charles J. Nugent	33,758	0	0	11.32	6/30/2008	0	0	0	0
Charles J. Nugent	30,911	0	0	10.45	6/30/2009	0	0	0	0
Charles J. Nugent	28,679	0	0	10.38	6/30/2010	0	0	0	0
Charles J. Nugent	35,815	0	0	11.32	6/30/2011	0	0	0	0
Charles J. Nugent	35,742	0	0	13.35	6/30/2012	0	0	0	0
Charles J. Nugent	35,832	0	0	14.44	6/30/2013	0	0	0	0
Charles J. Nugent	63,001	0	0	15.38	6/30/2014	0	0	0	0
Charles J. Nugent	0	56,437	0	17.12	6/30/2015	0	0	0	0
Charles J. Nugent	0	36,000	0	15.89	6/30/2016	0	0	0	0
Richard J. Ashby, Jr.	19,177	0	0	9.90	6/30/2007	0	0	0	0
Richard J. Ashby, Jr.	27,838	0	0	11.32	6/30/2008	0	0	0	0
Richard J. Ashby, Jr.	25,927	0	0	10.45	6/30/2009	0	0	0	0
Richard J. Ashby, Jr.	23,930	0	0	10.38	6/30/2010	0	0	0	0
Richard J. Ashby, Jr.	29,848	0	0	11.32	6/30/2011	0	0	0	0
Richard J. Ashby, Jr.	29,738	0	0	13.35	6/30/2012	0	0	0	0
Richard J. Ashby, Jr.	30,319	0	0	14.44	6/30/2013	0	0	0	0
Richard J. Ashby, Jr.	52,501	0	0	15.38	6/30/2014	0	0	0	0
Richard J. Ashby, Jr.	0	47,250	0	17.12	6/30/2015	0	0	0	0

Richard J. Ashby, Jr.	0	36,000	0	15.89	6/30/2016	0	0	0	0
James E. Shreiner	14,791	0	0	9.90	6/30/2007	0	0	0	0
James E. Shreiner	21,479	0	0	11.32	6/30/2008	0	0	0	0
James E. Shreiner	17,949	0	0	10.45	6/30/2009	0	0	0	0
James E. Shreiner	16,333	0	0	10.38	6/30/2010	0	0	0	0
James E. Shreiner	20,260	0	0	11.32	6/30/2011	0	0	0	0
James E. Shreiner	21,706	0	0	13.35	6/30/2012	0	0	0	0
James E. Shreiner	20,673	0	0	14.44	6/30/2013	0	0	0	0
James E. Shreiner	45,939	0	0	15.38	6/30/2014	0	0	0	0
James E. Shreiner	0	40,687	0	17.12	6/30/2015	0	0	0	0
James E. Shreiner	0	24,000	0	15.89	6/30/2016	0	0	0	0
E. Philip Wenger	9,591	0	0	9.90	6/30/2007	0	0	0	0
E. Philip Wenger	13,808	0	0	11.32	6/30/2008	0	0	0	0
E. Philip Wenger	12,962	0	0	10.45	6/30/2009	0	0	0	0
E. Philip Wenger	13,295	0	0	10.38	6/30/2010	0	0	0	0
E. Philip Wenger	18,090	0	0	11.32	6/30/2011	0	0	0	0
E. Philip Wenger	19,898	0	0	13.35	6/30/2012	0	0	0	0
E. Philip Wenger	20,673	0	0	14.44	6/30/2013	0	0	0	0
E. Philip Wenger	45,939	0	0	15.38	6/30/2014	0	0	0	0
E. Philip Wenger	0	40,687	0	17.12	6/30/2015	0	0	0	0
E. Philip Wenger	0	24,000	0	15.89	6/30/2016	0	0	0	0
____________________

[1] The number of securities underlying the options and the option exercise price have been adjusted for stock dividends and stock splits that have occurred since the date of grant.
[2] There are no outstanding stock awards to the named executive officers.
[3] Options with an expiration date of June 30, 2015 will vest July 1, 2008 and options with an expiration date of June 30, 2016 will vest July 1, 2009.

OPTION EXERCISES AND STOCK VESTED

	Option Awards[1]		Stock Awards[2]
Name	Number of	Value Realized	Number of	Value Realized
	Shares	on Exercise	Shares	on Vesting
	Acquired		Acquired
	on Exercise		on Vesting

	(#)	($)	(#)	($)

R. Scott Smith, Jr.	10,500	108,200[3]	0	0
R. Scott Smith, Jr.	7,000	72,270[4]	0	0
R. Scott Smith, Jr.	7,350	76,132[5]	0	0
Charles J. Nugent	22,366	235,270[6]	0	0
Richard J. Ashby, Jr.	3,301	35,339[7]	0	0
Richard J. Ashby, Jr.	15,748	167,078[8]	0	0
James E. Shreiner	14,909	145,139[9]	0	0
E. Philip Wenger	8,280	88,087[10]	0	0
____________________

[1] The number of securities underlying the options and the option exercise price have been adjusted for stock dividends and stock splits that have occurred since the date of grant.
[2] The named executive officers in this table did not have any stock awards which vested in 2006.
[3] Options exercised on February 10, 2006.
[4] Options exercised on February 13, 2006.
[5] Options exercised on February 14, 2006.
[6] Options exercised on February 15, 2006.
[7] Options exercised on January 27, 2006.
[8] Options exercised on January 31, 2006.
[9] Options exercised on June 2, 2006.
[10] Options exercised on January 30, 2006.

PENSION BENEFITS

Name[1]	Plan Name	Number of Years	Present	Payments During Last
		Credited Service	Value of Accumulated	Fiscal Year
			Benefit
		(#)	($)	($)
R. Scott Smith, Jr.	0	0	0	0
Charles J. Nugent	0	0	0	0
Richard J. Ashby, Jr.	Fulton Financial Affiliate's Defined Benefit Pension Plan	7	211,390	0[2]
James E. Shreiner	0	0	0	0
E. Philip Wenger	0	0	0	0
____________________

[1] Except for Mr. Ashby, none of the named executive officers currently participates in or has account balances in any qualified or non-qualified defined benefit plans sponsored by Fulton Financial Corporation.
[2] Prior to 1992, Mr. Ashby was a Fulton Financial Corporation employee when he accepted a position with Lafayette Ambassador Bank, a Fulton Financial Corporation affiliate bank. After seven years of service as an employee of Lafayette Ambassador Bank, his participation in this plan ended in 1998 when Mr. Ashby accepted a new position at Fulton Financial Corporation and started participation in the Fulton Financial Corporation Profit Sharing Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate Balance
	Contributions in Last	Contributions in Last	in Last FY	Withdrawals/	at Last
	FY	FY		Distributions	FYE
	($)	($)	($)	($)	($)
R. Scott Smith, Jr.	0	77,242	24,357	0	468,121
Charles J. Nugent	0	36,102	21,704	0	266,396
Richard J. Ashby, Jr.	30,000	25,500	6,959	0	429,535[1]
James E. Shreiner	0	9,117	2,755	0	38,379
E. Philip Wenger	0	13,358	649	0	28,107
____________________

1 Amount listed does not include approximately $99,000 potentially available as of December 31, 2006 under Mr. Ashby's April 7, 1992 Deferred Compensation Agreement described on page 18.

DIRECTOR COMPENSATION

Name[1]	Fees	Stock	Option	Non-Equity	Change in	All Other	Total
	Earned or	Awards	Awards	Incentive Plan	Pension	Compensation[2]
	Paid in			Compensation	Value and
	Cash				Nonqualified
					Deferred
					Compensation
					Earnings

	($)	($)	($)	($)	($)	($)	($)
Jeffrey G. Albertson	31,000	0	0	0	0	9,250[3]	40,250
Donald M. Bowman Jr.	38,500	0	0	0	0	7,500[4]	46,000
Craig A. Dally	32,000	0	0	0	0	8,800[5]	40,800
Clark S. Frame[6]	27,333	0	0	0	0	16,200[7]	43,533
Patrick J. Freer	37,000	0	0	0	0	8,500[8]	45,500
Rufus A. Fulton Jr.	31,000	0	0[9]	0	0	48,708[10]	79,708
Eugene H. Gardner[11]	24,893	0	0	0	0	3,333[12]	28,226
George W. Hodges	54,250	0	0[13]	0	0	0	54,250
Clyde W. Horst[14]	15,667	0	0	0	0	0	15,667
Carolyn R. Holleran	32,000	0	0	0	0	6,000[15]	38,000
Thomas W. Hunt[16]	36,000	0	0[17]	0	0	47,500[18]	83,500
Willem Kooyker	36,000	0	0	0	0	12,150[19]	48,150
Donald W. Lesher Jr.	37,500	0	0	0	0	8,500[20]	46,000
Joseph J. Mowad, MD21	11,333	0	0	0	0	2,000[22]	13,333
Abraham S. Opatut	29,000	0	0[23]	0	0	153,600[24]	182,600
Mary Ann Russell[25]	13,333	0	0	0	0	0	13,333
John O. Shirk	31,000	0	0	0	0	10,667[26]	41,667
Gary A. Stewart	31,000	0	0	0	0	2,350[27]	33,350
____________________

[1] Directors listed represent all the non-management directors of Fulton Financial Corporation during 2006. Excluded are Mr. Smith, who was compensated as an officer of Fulton Financial Corporation, and Mr. Bond, who was compensated as Chairman and Chief Executive Officer of The Columbia Bank. Mr. Bond retired as an officer at the end of 2006. In 2007, Mr. Bond will be compensated as a non-management director. In 2006, neither Mr. Smith nor Mr. Bond received any additional compensation for their service as directors of Fulton Financial Corporation.
[2] Unless otherwise noted, excludes perquisites and other personal benefits with an aggregate value of less than $10,000. Fulton Financial Corporation’s methodology to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the item. Where a benefit involved assets owned by Fulton Financial Corporation, an estimate of the incremental cost was used.
[3] Represents the annual retainer fee Mr. Albertson received for service on the Board of Directors of The Bank.
[4] Represents the annual retainer fee Mr. Bowman received for service on the Board of Directors of Hagerstown Trust Company.
[5] Represents the annual retainer fee Mr. Dally received for service on the Board of Directors of Lafayette Ambassador Bank.
6 Mr. Frame resigned as a member of the Fulton Financial Corporation Board of Directors effective 12/18/2006. Retainer fees for the director were pro rated based on the date board service ended.
[7] Represents fees Mr. Frame received for service on the Board of Directors of Premier Bank, which includes a $5,000 retainer and $400 for each board and committee meeting attended.
[8] Represents the annual retainer fee Mr. Freer received for service on the Board of Directors of Lebanon Valley Farmers Bank.
[9] Fulton Financial Corporation directors did not receive options as part of their 2006 compensation, however, as of December 31, 2006, Mr. Fulton had 184,851 exercisable options that were awarded to him prior to his retirement as an officer of Fulton Financial Corporation.
[10] Includes $16,080 for club fees, $28,270 for the gift of a vehicle used by Mr. Fulton while he was an officer and $4,358 for company provided cell phone, office and parking expense in 2006.

11 At Fulton Financial Corporation’s 2006 Annual Meeting on May 2, 2006, Mr. Gardner retired in accordance with the Fulton Financial Corporation's policy and bylaws establishing a mandatory retirement age of 70 years for directors. Fees for the director were pro rated based on the date board service ended.
[12] Represents pro rated retainer fee Mr. Gardner received for service on the Board of Directors of Fulton Bank.
[13] Fulton Financial Corporation directors did not receive options as part of their 2006 compensation, however, as of December 31, 2006, Mr. Hodges had 8,103 exercisable options that previously were awarded to him by Drovers Bancshares Corporation which was acquired by Fulton Financial Corporation in July 2001.
14 Mr. Horst resigned as a member of the Fulton Financial Corporation Board of Directors effective July 21, 2006. Fees for the director were pro rated based on the date board service ended.
[15] Represents the annual retainer fee Mrs. Holleran received for service on the Advisory Board of the Fulton Bank Great Valley Division.
16 Mr. Hunt has decided to not stand for reelection as a director. Therefore, his term as a director and a member of the Audit and Nominating Committees of Fulton Financial Corporation will end on May 7, 2007 at the Annual Meeting.
[17] Fulton Financial Corporation directors did not receive options as part of their 2006 compensation, however, as of December 31, 2006, Mr. Hunt had 49,422 exercisable options that previously were awarded to him by Resource Bankshares Corporation which was acquired by Fulton Financial Corporation in April 2004.
[18] Represents fees Mr. Hunt received for service on the Board of Directors of Resource Bank, which includes a $17,000 retainer, $1,000 for each Board meeting attended and $500 for each committee meeting attended.
[19] Represents fees Mr. Kooyker received for service on the Board of Directors of Somerset Valley Bank, which includes a $5,000 retainer $650 for each Board meeting attended and $200 for each committee meeting attended.
[20] Represents the annual retainer fee Mr. Lesher received for service on the Board of Directors of Lebanon Valley Farmers Bank.
21 At Fulton Financial Corporation’s 2006 Annual Meeting on May 2, 2006, Dr. Mowad retired in accordance with Fulton Financial Corporation's policy and bylaws establishing a mandatory retirement age of 70 years for directors. Retainer fees for the director were pro rated based on the date board service ended.
[22] Represents the pro rated retainer fee Dr. Mowad received for service on the Board of Directors of FNB Bank, NA.
[23] Fulton Financial Corporation directors did not receive options as part of their 2006 compensation, however, as of December 31, 2006, Mr. Opatut had 102,387 exercisable options that previously were awarded to him as a director of First Washington Financial Corp. which was acquired by Fulton Financial Corporation in December 2004. These options were exercised on March 1, 2007.
[24] Represents fees Mr. Opatut received for service as Chairman of the Board of Directors of First Washington State Bank, which includes a $138,000 retainer and $650 for each meeting attended.
25 At Fulton Financial Corporation's 2006 Annual Meeting on May 2, 2006, Mrs. Russell retired in accordance with Fulton Financial Corporation's policy and bylaws establishing a mandatory retirement age of 70 years for directors. Retainer fees for the director were pro rated based on the date board service ended.
[26] Represents the annual retainer fee Mr. Shirk received for service on the Board of Directors of Fulton Bank.
[27] Represents the annual retainer fee Mr. Stewart received for service on the Advisory Board of the Fulton Bank York Division.

Compensation of Directors

     Each member of the Board of Directors of Fulton Financial Corporation is paid an annual fee of $20,000 for his or her services as a director, except that no fee is paid to any director who is also a salaried officer of Fulton Financial Corporation or one of its subsidiary banks. Thus, Mr. Bond and Mr. Smith did not receive director fees in 2006. In addition, directors are paid a fee of $1,000 for each Board of Directors meeting attended and $1,000 for each committee meeting attended on non-board meeting days. The chairperson of the Audit Committee is paid an annual fee of $10,000 and the chairpersons of the Executive Committee and Executive Compensation Committee are paid an annual fee of $2,500. Directors are also paid $1,000 for attendance at a semi-annual investment seminar, but this seminar is not counted to determine director attendance since it is a voluntary activity. Fulton Financial Corporation also reimburses directors for certain expenses incurred in the performance of their service as directors of Fulton Financial Corporation. Certain directors have elected to participate in the Fulton Financial Corporation Deferred Compensation Plan, under which a director may elect not to receive the normal director's fees when earned, but instead, to receive them, together with interest, in a lump sum or in installments over a period of up to twenty (20) years following retirement. The only current non-management Fulton Financial Corporation directors that participate in the plan are Mr. Albertson, Mr. Bond and Mrs. Holleran.

     As disclosed in the Director Compensation Table and footnotes above, certain Fulton Financial Corporation directors also serve on the boards of various Fulton Financial Corporation subsidiary banks or advisory boards and are compensated with a retainer, meeting fees or both a retainer and meeting fees for their service on each of the individual boards.

Compensation Committee Report

     Fulton Financial Corporation formed an Executive Compensation Committee (“Compensation Committee”) in March 2004. The Compensation Committee has a charter that is available on the Fulton Financial Corporation’s website at www.fult.com.

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management at a meeting on March 19, 2007, and based on the review and discussions, the members of the Compensation Committee present at the meeting recommended to the Board of Directors that the Compensation Discussion and Analysis above be included with or incorporated in Fulton Financial Corporation's Annual Report on Form 10-K and the annual proxy statement, as applicable.

Executive Compensation Committee
Donald W. Lesher, Jr., Chair
George W. Hodges, Vice Chair
Donald M. Bowman, Jr.
Patrick J. Freer
Carolyn R. Holleran

INFORMATION CONCERNING DIRECTORS

Meetings and Committees of the Board of Directors

     The Board of Directors of Fulton Financial Corporation has a standing Executive Committee, Audit Committee, Nominating Committee, Executive Compensation Committee, Trust Committee and Human Resources Committee. The following table represents the membership on each Fulton Financial Corporation committee as of the Annual Meeting on May 7, 2007:

	Executive	Executive	Nominating	Audit	Human	Trust
		Compensation			Resources
Jeffrey G. Albertson			Vice Chair		Chair
John M. Bond, Jr.						Vice Chair
Donald M. Bowman, Jr.	Chair	Member	Member			Member
Craig A. Dally			Chair			Chair
Patrick J. Freer	Member	Member		Member
Rufus A. Fulton, Jr.					Member
George W. Hodges	Member	Vice Chair		Chair
Carolyn R. Holleran	Member	Member			Vice Chair
Willem Kooyker				Member*
Donald W. Lesher, Jr.	Vice Chair	Chair			Member
Abraham S. Opatut					Member
John O. Shirk			Member			Member
R. Scott Smith, Jr.	Member				**	**
Gary A. Stewart			Member	Member

* Audit Committee Financial Expert	** Ex-officio member

Compensation Committee Interlocks and Insider Participation

     In March 2004, the Executive Compensation Committee was formed and its membership consists only of independent directors. More information regarding the Executive Compensation Committee can be found in "Compensation Discussion and Analysis" on page 11. There are no interlocking relationships, as defined in regulations of the SEC, involving members of the Executive Compensation Committee. Director Bowman has the indirect relationships described in "Related Person Transactions with Directors and Executive Officers" on page 34. The Executive Compensation Committee is responsible for, among other things, recommending the compensation and stock option awards for Senior Management to the Board of Directors. The Executive Compensation Committee met six times in 2006.

Other Board Committees

     All members of the Audit Committee meet the experience and independence requirements of the NASDAQ listing standards, and the rules and regulations of the SEC. Director Kooyker was determined to qualify, and agreed to serve, as the Audit Committee's "financial expert" as defined by the SEC regulations. The Audit Committee met twelve times during the year. The Audit Committee is governed by a formal charter, which was first adopted in 2004 and last amended in 2004. The Audit Committee's pre-approval policy and procedure for audit and non-audit services is set forth in its charter. The functions of the Audit Committee include, among other things, sole authority to appoint or replace the independent auditor; direct responsibility for the compensation and oversight of the work of the independent auditor; oversight of the overall relationship with the independent auditor; meeting with the independent auditor to review the scope of audit services; reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures; overseeing the internal audit function; reviewing holding company regulatory examination reports and management's responses thereto; reviewing periodic reports from the loan review function; review and approval of all changes to Fulton Financial Corporation's Code of Conduct; review and approval of related person transactions; establishing procedures and handling complaints concerning accounting, internal accounting controls, or auditing matters and oversight of Fulton Financial Corporation's risk management process.

     All the members of the Nominating Committee meet the independence requirements of the NASDAQ listing standards. The Nominating Committee met one time during the year. The Nominating Committee is responsible for, among other things, recommending to the Board of Directors the nominees for election to the Board of Directors.

     The Executive Committee met two times during the year. Except for the powers expressly excluded in Section 5 of Article III of the Bylaws, the Executive Committee exercises the powers of the Board of Directors between board meetings.

     The Trust Committee met eight times during the year. The Trust Committee is responsible for consulting with management of Fulton Financial Advisors, National Association, a subsidiary of Fulton Financial Corporation, and overseeing all trust, investment, insurance and related financial services which Fulton Financial Corporation performs, directly or indirectly through an affiliate.

     Fulton Financial Corporation’s Board of Directors has delegated certain broad based compensation matters to the Human Resources Committee including, but not limited to, administration of Fulton Financial Corporation’s Employee Stock Purchase Plan, Profit Sharing Plan, 401(k) plans for affiliate banks, approving employment agreements for non-executive officers of Fulton Financial Corporation and fulfilling other broad based human resources duties. The Human Resources Committee met eight times during the year to review benefit and salary administration programs (except for Senior Management of Fulton Financial Corporation) and other human resources matters affecting Fulton Financial Corporation and its subsidiaries.

     There were ten meetings of the Board of Directors of Fulton Financial Corporation and forty-seven meetings of the standing committees of the Board of Directors of Fulton Financial Corporation during 2006. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of the board committees on which he or she served.

Executive Sessions

     The independent directors of the board met two times in executive session in 2006.

Annual Meeting Attendance

     Fulton Financial Corporation does not have a formal policy requiring directors to attend the Annual Meeting. However, Fulton Financial Corporation held a special board meeting at 9 a.m., May 2, 2006, at the Hershey Lodge and Convention Center, the same date and location as the 2006 Annual Meeting, which began at 12:00 noon. Directors Holleran and Stewart were unable to attend this special board meeting and did not attend the Annual Meeting in 2006.

Related Person Transactions with Directors and Executive Officers

     Financial Products and Services. Some of the directors and executive officers of Fulton Financial Corporation and the companies with which they are associated were customers of, and had banking transactions with, Fulton Financial Corporation bank subsidiaries during 2006. These transactions included deposit accounts, trust relationships and loans in the ordinary course of business with different Fulton Financial Corporation banks subsidiaries. All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of bank business, on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. Directors and officers have the opportunity to utilize Fulton Financial Corporation’s products and services to become familiar with the wide array of products and services offered by Fulton Financial Corporation to its customers.

     Other Transactions. Applicable SEC regulations require Fulton Financial Corporation to disclose transactions with certain related persons where the amount involved exceeds $120,000. However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Fulton Financial Corporation is not deemed to have a material interest in a transaction where the interest arises only from such person’s position as a director of the other entity and/or arises only from the ownership by such person in the other entity if that ownership is under ten percent, excluding partnerships. Amounts paid to entities in which a related person does not have a material interest are not required to be disclosed.

     Some of the directors of Fulton Financial Corporation are members of law firms which provided legal services to Fulton Financial Corporation or its subsidiaries in 2006 and in prior years. It is expected that these firms will continue to provide services to Fulton Financial Corporation or its subsidiaries in the future. The law firm of Albertson Ward, Woodbury, New Jersey, has provided legal services to subsidiaries of Fulton Financial Corporation for several years. Director Albertson is a partner in this law firm with more than a ten percent interest in the firm. In 2006, Fulton Financial Corporation paid Albertson Ward $136,727 in fees and expense reimbursements for such services.

     In 2006, affiliate banking subsidiaries of Fulton Financial Corporation paid annual rent of $98,772 for a branch office to The Bowman Group, LLP, and annual rent of $131,740 for a branch office to Bowman 2000 LLC. Director Donald M. Bowman, Jr. is a limited partner in The Bowman Group, LLP and is the manager of Bowman 2000 LLC.

     Fulton Financial Corporation considered all of the above related person transactions, and other similar transactions, when it made the determination that ten of Fulton Financial Corporation’s fourteen continuing directors are independent in accordance with the NASDAQ listing standards. See “Information about Nominees, Continuing Directors and Independence Standards” on page 5 for more information.

     Family Relationships. There are no family relationships among any of the directors and Senior Management of Fulton Financial Corporation. However, family relationships do exist among Senior Management and some of the approximately 4,400 employees of Fulton Financial Corporation and its subsidiaries. These employees participate in compensation, benefit and incentive plans on the same basis as other similarly situated employees. Item 404(a) of Regulation S-K requires disclosure of any transaction with a related person where the amount involved exceeds $120,000. In fiscal year 2006, the only immediate family member of Senior Management who was compensated in excess of that amount was Mr. Craig A. Roda, the brother-in-law of Mr. Wenger. In 2006, Mr. Roda received annual compensation consisting of base salary and cash bonus totaling $232,884, plus other benefits on the same basis as other similarly situated employees. Mr. Roda became President and Chief Operating Officer of Fulton Bank in January 2006, and in October 2006 he became the President and Chief Executive Officer of Fulton Bank. He has been employed by Fulton Financial Corporation in various positions since 1979.

     Related Person Transaction Policy and Procedures. Fulton Financial Corporation does not have a separate policy specific to related person transactions. Under Fulton Financial Corporation’s Code of Conduct (“Code”), however, employees and directors are expected to recognize and avoid those situations where personal or financial interests or relationships might influence, or appear to influence, the judgment of the employee or director on matters affecting Fulton Financial Corporation. The Code also requires thoughtful attention to the problem of conflicts and the exercise of the highest degree of good judgment. Under the Code, directors are to provide reasonable notice to Senior Management of all changed or new business activities, related person relationships and board directorships as they arise.

     In addition, Fulton Financial Corporation and its affiliate banks are subject to Federal Reserve Regulation O, which deals with loans by federally regulated banks to certain insiders, which includes an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder (“Insiders”). Each Fulton Financial Corporation affiliate bank follows a Regulation O policy that prohibits the affiliate bank from making loans to an Insider unless the loan (i) is made on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the affiliate bank with other persons who are not subject to Regulation O and who are not employed by the affiliate bank; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Fulton Financial Corporation and its affiliate banks are examined periodically by different bank regulators for compliance with Regulation O. Internal controls exist within Fulton Financial Corporation and its affiliate banks to ensure that compliance with Regulation O is maintained on an ongoing basis.

     In accordance with Fulton Financial Corporation's Audit Committee Charter and NASDAQ listing standards, the Audit Committee is charged with the responsibility to review the terms of and approve related person transactions. This responsibility includes providing an annual report to the Audit Committee disclosing related person transactions with each director and Executive during the prior year, if any. At the February 2007 Audit Committee meeting, the Audit Committee reviewed all existing related person transactions involving Fulton Financial Corporation’s directors and executive officers. The Audit Committee concluded that the loans and other banking services to the directors, Executives and their related interests were provided in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with others. Further, the Audit Committee also conducted a review of all other related person transactions for any potential conflict of interest situations with the directors and Executives, concluded that there were no conflicts present, and ratified and approved all the transactions reviewed.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and certain officers of Fulton Financial Corporation to file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of common stock and other equity securities of Fulton Financial Corporation. To the knowledge of Fulton Financial Corporation, all Section 16(a) filing requirements applicable to its directors and officers have been complied with and reports timely filed, except with respect to a Form 4 for Abraham S. Opatut filed one day late on February 28, 2006, for an acquisition of 279.9709 shares of Fulton Financial Corporation stock on February 23, 2006. The failure to file this report timely was inadvertent and occurred as a result of a delay in receiving the transaction information from the stock transfer agent.

AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

General Information

     On January 16, 2007, the Board of Directors of Fulton Financial Corporation approved amendments to the Amended and Restated Employee Stock Purchase Plan (the “Plan”) to increase the number of shares for which options are authorized to be granted under the Plan and to make other changes to update the Plan document. The purpose of the Plan is to advance the interests of Fulton Financial Corporation and its shareholders by encouraging employees to acquire a stake in the future of Fulton Financial Corporation by purchasing shares of its common stock. Under the Plan, the Board of Directors is authorized to grant options to employees of Fulton Financial Corporation and its affiliates to purchase shares of the common stock of Fulton Financial Corporation with up to a 15% price discount.

     The Plan originally was adopted and approved by the Board of Directors on February 18, 1986, and subsequently approved by the shareholders at the Annual Meeting of shareholders held on April 15, 1986. The Plan has been amended twice since then, to provide that the Plan would continue in existence until terminated by the Board of Directors, rather than terminating after ten years, and to increase the number of shares for which options may be granted.

     The Plan permits the Board of Directors to amend, modify, suspend or terminate the Plan at any time, although the Board may not, without the consent of the shareholders of Fulton Financial Corporation, make any amendment which increases the number of shares for which options may be granted, changes the class of eligible employees, or materially increases the benefits accruing to an employee under the Plan.

     The Board of Directors originally was authorized to grant options to purchase up to 100,000 shares of the common stock of Fulton Financial Corporation. The Plan was amended in 1999 to increase by 550,000 the number of shares for which options may be granted. The number of shares for which options may be granted is subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and other changes in the capital structure of Fulton Financial Corporation. Nevertheless, it is anticipated that the number of shares of Fulton Financial Corporation common stock for which options may be granted under the Plan will soon be exhausted. The Board of Directors believes that it is in the best interests of Fulton Financial Corporation and its shareholders for the Plan to continue. The Board of Directors therefore approved an amendment to the Plan, which will be submitted to the shareholders for approval at the Annual Meeting, to increase by 1,500,000 shares the number of shares of common stock for which options are authorized to be granted, so that the Plan can continue its existence once the shares previously authorized are exhausted.

Summary of the Plan

     A copy of the Plan is attached to this Proxy Statement as Exhibit A. The following is a summary of the more significant terms of the Plan:

     The Plan authorizes the Board of Directors to grant options to purchase shares of Fulton Financial Corporation common stock to employees of Fulton Financial Corporation and its affiliates. The number of shares for which options may be granted is subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations, and other changes in the corporate structure of Fulton Financial Corporation. Since the shareholders originally approved the Plan, the adjustments for stock splits and stock dividends have increased the authorized shares to 2.6 million shares, of which of 116,130 shares are currently available. When an option is exercised, Fulton Financial Corporation delivers authorized but unissued shares or treasury shares.

     The Plan is administered by the Human Resources Committee of the Board of Directors or those persons to which responsibility for administration of the Plan has been delegated by the Board of Directors (the “Committee”), provided that the Committee shall at all times consist of at least three directors who are not eligible to receive options under the Plan. The Committee has complete discretion to determine whether or not options will be granted under the Plan in any year and, if so, the total number of shares that will be optioned in such year. Each option expires on the date specified by the Committee at the time it is granted, except that all options granted under the Plan must expire no later than five years from the date of grant.

     When options are granted under the Plan, options must be granted proportionately to all employees of Fulton Financial Corporation and its affiliates who were employed by Fulton Financial Corporation or any affiliate on December 31 of the year immediately preceding the year in which options are granted, except that the Committee may elect to exclude those employees who customarily work twenty hours or less per week. Only those members of the Board of Directors who are also employees of Fulton Financial Corporation or one of its affiliates are eligible to participate in the Plan. When options are granted, each eligible employee is granted an option to purchase the number of whole shares that can be purchased, at the applicable option price established by the Committee, with a percentage of his or her total compensation for the immediately preceding calendar year. The Committee may limit the number of shares that can be purchased pursuant to each option, and no employee may be granted an option to purchase stock with an aggregate fair market value of more than $25,000 during any calendar year. The Committee may also place other limitations on options granted under the Plan, such as restricting transfer of the stock purchased under the Plan.

     The option price per share is determined by the Committee, but may not be less than the lesser of: (i) 85% of the fair market value of the stock on the day of the grant, or (ii) 85% of the fair market value of the stock on the date of exercise. An option which is exercised more than 27 months after the date of grant, however, must be exercised at a price equal to 85% of the fair market value of the shares on the date of exercise.

     The Plan is designed to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code, as amended. Employees who purchase shares under the Plan may qualify for favorable tax treatment if they hold the shares for the longer of: (i) two years after an option to purchase is granted, or (ii) one year after the shares are purchased. If this holding period is complied with, the employee will not recognize any taxable income in connection with the shares in the year in which the shares are purchased, even if purchased at a discount. If the employee sells or otherwise disposes of the shares following the expiration of the holding period, the employee will have to include as compensation in his or her gross income for the taxable year in which the shares are sold or otherwise disposed of an amount equal to the lesser of: (i) the excess of the fair market value of the shares at the time the option was granted over the exercise price, or (ii) the excess of the fair market value of the shares at the time of disposition over the exercise price.

     During the lifetime of an optionee, an option may be exercised only by the optionee and only if the optionee is an employee of Fulton Financial Corporation or one of its affiliates at the time of exercise. If an optionee’s employment terminates by reason of retirement, the option may be exercised by the optionee or the heirs or personal representatives of the optionee for a period of three months following retirement.

Vote Required

     A majority of the votes cast is necessary to approve the amendment of the Employee Stock Purchase Plan. Abstentions and broker non-votes will be counted as shares that are present at the meeting, but will not be counted as votes cast on the proposal to amend the Employee Stock Purchase Plan.

Recommendation of the Board of Directors

     The Board of Directors believes that the proposal to amend the Plan for the purpose of increasing by 1,500,000 shares the number of shares of common stock for which options are authorized to be granted under the Plan is in the best interests of Fulton Financial Corporation and its shareholders, and recommends that the shareholders vote FOR the amendment of the Employee Stock Purchase Plan.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     For the year ended December 31, 2006, Fulton Financial Corporation engaged KPMG LLP ("KPMG"), independent certified public accountants, to audit Fulton Financial Corporation's financial statements. The fees incurred for services rendered by KPMG for the years ended December 31, 2006 and 2005 are summarized in the following table.

	2006	2005
Audit Fees – Annual Audit and Quarterly Reviews (1)	$1,601,600	$1,632,800
Audit Fees – Issuance of Comfort Letters and Consents	66,040	218,800
Audit Fees Subtotal	1,667,640	1,851,600
Audit Related Fees – Student Loan Audit	7,280	6,240
Tax Fees – Preparation of Tax Returns	0	75,500
All Other Fees (2)	19,310	118,622
TOTAL	$1,694,230	$2,051,962

     (1) Amounts presented for 2006 are based upon the audit engagement letter. Final billings for 2006 may differ.

     (2) All Other Fees were for services rendered to the trust subsidiary (primarily for a SAS 70 report on the processing of transactions by the retirement services area). Amounts totalling $253,500 in 2006 for audit and tax services rendered to Columbia Bancorp Inc. for periods prior to its acquisition have been excluded.

     The appointment of KPMG for the current year will be reviewed in the second quarter of 2007. Representatives of KPMG are expected to be present at the 2007 Annual Meeting with the opportunity to make a statement and to be available to respond to appropriate questions.

     The Audit Committee of the Board of Directors of Fulton Financial Corporation (the “Committee”) has carefully considered whether the provision of the non-audit services described above which were performed by KPMG in 2006 would be incompatible with maintaining the independence of KPMG in performing its audit services and has determined that, in its judgment, the independence of KPMG has not been compromised.

     All fees paid to KPMG in 2006 and 2005 were preapproved by the Committee. The Committee preapproves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by its independent auditor, subject to the de minimus exceptions from non-auditing services permitted by the Securities Exchange Act of 1934. However, these types of services are approved prior to completion of the services. The Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services. Any decisions of such subcommittees to grant preapprovals are presented to the full Committee for ratification at its next scheduled meeting.

     Based on its review and discussion of the audited 2006 financial statements of Fulton Financial Corporation with management and Fulton Financial Corporation's auditor, KPMG, the Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. A copy of the report of the Audit Committee of its findings that resulted from its financial reporting oversight responsibilities is attached as Exhibit B.

ADDITIONAL INFORMATION

     A copy of the Annual Report of Fulton Financial Corporation on Form 10-K as filed with the Securities and Exchange Commission, including financial statements, is available without charge to shareholders upon written request addressed to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, Lancaster, Pennsylvania 17604.

     Only one proxy statement is being delivered to multiple security holders sharing an address unless Fulton Financial Corporation has received contrary instructions from one or more of the security holders. Fulton Financial Corporation will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a security holder at a shared address to which a single copy of the document was delivered. Such a request should be made to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, Lancaster, Pennsylvania 17604, (717) 291-2411. Requests to receive a separate mailing for future proxy statements should be made orally or in writing to the Corporate Secretary at the foregoing address or phone number.

     The Fulton Financial Corporation Annual Report on Form 10-K for year ending December 31, 2006 and proxy statement are also posted and available on Fulton Financial Corporation's website at www.fult.com.

OTHER MATTERS

     The Board of Directors of Fulton Financial Corporation knows of no matters other than those discussed in this Proxy Statement which will be presented at the 2007 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton Financial Corporation.

BY ORDER OF THE BOARD OF DIRECTORS

R. SCOTT SMITH, JR.
Chairman of the Board, President
and Chief Executive Officer

Lancaster, Pennsylvania
April 2, 2007